    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 8, 2001
                                                           REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------

           WHITE MOUNTAINS INSURANCE GROUP, LTD.                           FUND AMERICAN COMPANIES, INC.
  (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          BERMUDA                                                     DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)  (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                        94-2708455                                                    52-2272489
          (I.R.S. EMPLOYER IDENTIFICATION NUMBER)                         (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                   80 SOUTH MAIN STREET                                            ONE BEACON STREET
             HANOVER, NEW HAMPSHIRE 03755-2053                            BOSTON, MASSACHUSETTS 02108-3100
                      (603) 643-1567                                                (617) 725-6000
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
    AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)          AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                              FUND AMERICAN TRUST I
                             FUND AMERICAN TRUST II
                             FUND AMERICAN TRUST III
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
            (STATE OR JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   04-6954892
                                   04-6954893
                                   04-6954894
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                                ONE BEACON STREET
                        BOSTON, MASSACHUSETTS 02108-3100
                                 (617) 725-6000
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)
                         -------------------------------


                                 J. BRIAN PALMER
                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
                              80 SOUTH MAIN STREET
                        HANOVER, NEW HAMPSHIRE 03755-2053
                                (603) 643 - 1567
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                         -------------------------------


                                   COPIES TO:
                          WILLIAM J. WHELAN, III, ESQ.
                             CRAVATH, SWAINE & MOORE
                                825 EIGHTH AVENUE
                          NEW YORK, NEW YORK 10019-7475

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/
                  --------------------------------------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                TITLE OF EACH CLASS OF                          AMOUNT TO BE                    AMOUNT OF
              SECURITIES TO BE REGISTERED                   REGISTERED(1)(2)(3)             REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
Debt Securities of White Mountains
   Insurance Group, Ltd................................
Preference Shares of White Mountains...................
   Insurance Group, Ltd................................
Debt Securities and Junior Subordinated
   Debt Securities of Fund American
   Companies, Inc......................................
Preferred Securities of Fund American
   Trust I, Fund American Trust II and
   Fund American Trust III (collectively,
   the "Fund American Trusts").........................
Guarantees of Debt Securities and Junior
   Subordinated Debt Securities of Fund American
   Companies, Inc. by White Mountains
   Insurance Group, Ltd................................
Guarantees of Preferred Securities of the
   Fund American Trusts by White Mountains
   Insurance Group, Ltd................................

TOTAL..................................................     $1,000,000,000.00               $250,000.00
==============================================================================================================

(1) Includes such indeterminate principal amount of debt securities as may from time to time be issued at indeterminate prices.

(2) Represents the aggregate initial offering price of all securities sold. Amounts represent United States Dollars or the equivalent in one or more other currencies or currency units.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.

(4) No additional registration fee is payable in respect of the registration of Guarantees.

                  --------------------------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

[begin red herring]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

[end red herring]

PROSPECTUS                                                 SUBJECT TO COMPLETION
                                                          PRELIMINARY PROSPECTUS
                                                          DATED NOVEMBER 8, 2001

                                 $1,000,000,000

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
                      PREFERENCE SHARES AND DEBT SECURITIES

                          FUND AMERICAN COMPANIES, INC.
             DEBT SECURITIES AND JUNIOR SUBORDINATED DEBT SECURITIES
                 (IRREVOCABLY AND UNCONDITIONALLY GUARANTEED BY
                     WHITE MOUNTAINS INSURANCE GROUP, LTD.)


                              FUND AMERICAN TRUST I
                             FUND AMERICAN TRUST II
                             FUND AMERICAN TRUST III
                              PREFERRED SECURITIES
                           (FULLY AND UNCONDITIONALLY
              GUARANTEED TO THE EXTENT PROVIDED IN THIS PROSPECTUS
                    BY WHITE MOUNTAINS INSURANCE GROUP, LTD.)


         We may offer these securities in one or more offerings having an aggregate initial public offering price of up to $1,000,000,000. When we decide to sell a particular series of securities, we will prepare a prospectus supplement describing those securities and our plan of distribution. You should read this prospectus and any prospectus supplement carefully.

         White Mountains Insurance Group, Ltd.'s common shares are listed on the New York Stock Exchange under the symbol "WTM".

         SEE "RISK FACTORS" BEGINNING ON PAGE 3 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN THE SECURITIES.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                         -------------------------------


                 THE DATE OF THIS PROSPECTUS IS           , 2001

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

About This Prospectus............................................................................................ii
Where You Can Find More Information.............................................................................iii
Enforcement of Judgments and Other Matters.......................................................................iv
Prospectus Summary................................................................................................1
Risk Factors......................................................................................................3
Special Note Regarding Forward-Looking Statements.................................................................8
Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges
         and Preferred Stock Dividends............................................................................9
Use of Proceeds...................................................................................................9
Business.........................................................................................................10
Description of Other Obligations.................................................................................31
General Description of Securities................................................................................36
Description of Preference Shares.................................................................................36
Description of Debt Securities...................................................................................38
Description of Junior Subordinated Debt Securities...............................................................50
Description of Trust Preferred Securities........................................................................62
Description of Trust Preferred Securities Guarantees.............................................................65
Plan of Distribution.............................................................................................68
Legal Matters....................................................................................................70
Experts..........................................................................................................70

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that White Mountains Insurance Group, Ltd. ("White Mountains"), Fund American Companies, Inc. ("Fund American") and Fund American Trusts I, II and III (each a "Fund American Trust") filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Each of White Mountains, Fund American and each Fund American Trust is an issuer under the shelf. Under this shelf process, White Mountains, Fund American and each Fund American Trust may, from time to time over approximately the next two years, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

         This prospectus provides you with a general description of the securities White Mountains, Fund American and each Fund American Trust may offer. Each time White Mountains, Fund American or a Fund American Trust sell securities registered under the registration statement to which this prospectus is part, the issuer will provide a prospectus supplement that will contain specific information about the terms of that offering. The issuer will file each prospectus supplement with the SEC. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" below.

         This prospectus does not contain separate financial statements for the Fund American Trusts. We do not believe these financial statements would be useful since each trust is an indirect wholly-owned subsidiary of White Mountains, and we file consolidated financial information under the Exchange Act. The Fund American Trusts will not have any independent function other than to issue common and trust preferred securities and to purchase junior subordinated debt securities of Fund American. White Mountains will provide a full, unconditional guarantee of each trust's obligations under their respective common and trust preferred securities.

         You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. White Mountains, Fund American and the Fund American Trusts have not authorized anyone to provide you with different information. White Mountains, Fund American and the Fund American Trusts are not offering the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

                       WHERE YOU CAN FIND MORE INFORMATION

         White Mountains files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference rooms at the following locations:

         Public Reference Room                  New York Regional Office                 Chicago Regional Office
        450 Fifth Street, N.W.                        233 Broadway                           Citicorp Center
               Room 1024                           New York, NY 10279                    500 West Madison Street
        Washington, D.C. 20549                                                                 Suite 1400
                                                                                      Chicago, Illinois 60661-2511

         Please call the SEC at 1-800-SEC-0330 for further information on the operations of the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at HTTP://WWW.SEC.GOV and at the public reference room of the New York Stock Exchange, 20 Broad Street, New York, New York. You may also obtain more information by visiting our web site at HTTP://WWW.WHITEMOUNTAINS.COM. The information on our web site is not part of this prospectus.

         Some documents filed or to be filed by us with the SEC are incorporated by reference into this prospectus. The information contained in those documents is considered to be part of this prospectus, except that the information contained in later-dated documents will supplement, modify or supersede, as applicable, the information contained in earlier-dated documents.

         The information in the following documents that we have filed or will file with the SEC is incorporated by reference into this prospectus:

                  o Our Annual Report on Form 10-K for the year ended December 31, 2000;

                  o Our Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

                  o Our Current Reports on Forms 8-K dated February 20, 2001 (filed February 20, 2001); June 1, 2001 (filed June 1, 2001); June 8, 2001 (filed June 8, 2001);
                           July 25, 2001 (filed July 25, 2001); August 23, 2001
                           (filed August 23, 2001); September 5, 2001 (filed September 7, 2001); September 14, 2001 (filed September 17, 2001); October 31, 2001 (filed November 1, 2001) and November 2, 2001 (filed November 2,
                           2001); and Form 8-K/A dated June 1, 2001 (filed June 8, 2001); June 1, 2001 (filed June 25, 2001);
                           September 5, 2001 (filed October 31, 2001); November 1, 2001 (filed November 5, 2001) and June 1, 2001 (filed November 7, 2001).

                  o        Our Proxy Statement for our 2001 Annual Meeting on
                           Schedule 14A filed July 6, 2001;

                  o The description of our common shares in Form 8-A filed December 16, 1999; and

                  o All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of all offerings hereunder.

         The statements contained in this prospectus regarding the provisions of any other document are not necessarily complete. Accordingly, each of these statements is qualified in its entirety by reference to the copy of that document filed with the SEC.

         You may obtain without charge a copy of any of the documents incorporated by reference into this prospectus, except for any exhibits to those documents that are not expressly incorporated by reference, from us. Any request for those documents should be directed to our Corporate Secretary at one of the following addresses or telephone numbers:

80 South Main Street                          Suite 224
Hanover, New Hampshire 03755-2053             12 Church Street
(603) 643-1567                                Hamilton HM 11, Bermuda
                                              (Bermuda mailing address)

                                              Crawford House
                                              23 Church Street
                                              Hamilton HM 11, Bermuda
                                              (Bermuda street address)

                                              (441) 296-6011

                   ENFORCEMENT OF JUDGMENTS AND OTHER MATTERS

         White Mountains is organized under the laws of Bermuda. In addition, some of our directors and officers, as well as some of the experts named in this prospectus, reside outside of the United States. A substantial portion of our and their assets are located outside of the United States. It may be difficult for you to effect service of process within the United States on White Mountains' directors, officers and experts who reside outside the United States or to enforce in the United States judgments of U.S. courts obtained in actions against White Mountains or its directors and officers, as well as the experts named in this prospectus who reside outside the United States.

         We have been advised by our Bermuda counsel, Conyers Dill & Pearman, that there is doubt as to whether:

         o an investor would be able to enforce, in the courts of Bermuda, judgments of United States courts against persons who reside in Bermuda based upon the civil liability provisions of United States federal securities laws;

         o an investor would be able to enforce, in the courts of Bermuda, judgments of United States courts based upon the civil liability provisions of the United States federal securities laws;

         o an investor would be able to bring an original action in the Bermuda courts to enforce liabilities against us or our directors and officers, as well as the experts named in this prospectus, who reside outside the United States based solely upon United States federal securities laws.

         We also have been advised by Conyers Dill & Pearman that there is no treaty in effect between the United States and Bermuda providing for such enforcement, and there are grounds upon which Bermuda courts may not enforce judgments of United States courts. Certain remedies available under the laws of United States jurisdictions, including certain remedies available under the United States federal securities law, may not be allowed in Bermuda courts as contrary to Bermuda's public policy.

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS WHAT WE BELIEVE TO BE THE MOST IMPORTANT INFORMATION ABOUT THE COMPANY AND THE OFFERING. BECAUSE THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. TO UNDERSTAND OUR BUSINESS AND THIS OFFERING FULLY, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE RISK FACTORS SECTION BEGINNING ON PAGE 3, THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES THAT YOU PROPOSE TO BUY, ESPECIALLY ANY DESCRIPTION OF INVESTMENT RISKS THAT WE MAY INCLUDE IN THE PROSPECTUS SUPPLEMENT. UNLESS OTHERWISE INDICATED OR THE CONTEXT OTHERWISE REQUIRES, REFERENCES IN THIS PROSPECTUS TO "WE", "OUR", "US" OR THE "COMPANY" REFER TO WHITE MOUNTAINS INSURANCE GROUP, LTD. AND ITS DIRECT AND INDIRECT SUBSIDIARIES.

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.

         White Mountains was originally formed as a Delaware corporation in 1980 and became a Bermuda limited liability company during 1999. The company's headquarters are located at Crawford House, 23 Church Street, Hamilton, Bermuda HM 11, its principal executive office is located at 80 South Main Street, Hanover, New Hampshire, 03755-2053 and its registered office is located at Clarendon House, 2 Church Street, Hamilton, Bermuda HM DX. The company's telephone numbers are (441) 296-6011 in Bermuda and (603) 643-1567 in New Hampshire. The company is a holding company for its property and casualty insurance and reinsurance operations.

                          FUND AMERICAN COMPANIES, INC.

         Fund American is a Delaware corporation with its principal executive office located at One Beacon Street, Boston, Massachusetts 02108-3100. Fund American is an intermediate holding company for all of White Mountains' property and casualty insurance and reinsurance operations. OneBeacon Corporation ("OneBeacon"), a wholly-owned subsidiary of Fund American, owns and controls several property and casualty insurance and reinsurance companies and Folksamerica Holding Company, Inc. ("Folksamerica"), a wholly-owned subsidiary of the OneBeacon, owns and controls several property and casualty insurance and reinsurance companies.

         White Mountains indirectly owns all the outstanding shares of Fund American common stock.

                            THE FUND AMERICAN TRUSTS

         The Fund American Trusts I, II and III are each Delaware business trusts that will offer and sell trust preferred securities, from time to time in one or more offerings. Each Fund American Trust will use all of the proceeds from the sale of its trust preferred securities to buy junior subordinated debt securities of Fund American. The Fund American Trusts will receive cash payments from the junior subordinated debt securities, and each trust will distribute these payments to the holders of its trust preferred and common securities.

         Fund American will own all of the common securities of the Fund American Trusts.

                                  THE OFFERING

         We may offer any of the following securities from time to time:

                  o        preference shares

                  o        debt securities

                  o        trust preferred securities

         This prospectus describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

                                  RISK FACTORS

         Prospective purchasers of the securities should consider carefully all the information set forth in this prospectus and, in particular, should evaluate the specific factors under the section "Risk Factors" beginning on page 3 for considerations relevant to an investment in the offering.

                              OUR EXECUTIVE OFFICES

         Our principal executive offices are located at 80 South Main Street, Hanover, New Hampshire 03755-2053, and our telephone number is (603) 643-1567. Our headquarters are located at Crawford House, 23 Church Street, Hamilton, Bermuda HM 11 and our registered office is located at Clarendon House, 2 Church Street, Hamilton, Bermuda HM DX.

                                  RISK FACTORS

         In addition to the other information in this prospectus, you should consider the following factors before determining whether to invest in the securities.

RISKS RELATING TO OUR BUSINESS

         UNPREDICTABLE CATASTROPHIC EVENTS, SUCH AS THE SEPTEMBER 11, 2001 TERRORIST ATTACKS, COULD REDUCE OUR NET INCOME.

         We write insurance and reinsurance policies that cover catastrophic events. Our policies cover unpredictable natural and other disasters, such as hurricanes, windstorms, earthquakes, floods, fires and explosions. Claims from catastrophic events could reduce our net income, cause substantial volatility in our financial results for any fiscal quarter or year and adversely affect our financial condition or results of operations. Our ability to write new business could also be impacted. We believe that increases in the value and geographic concentration of insured property and the effects of inflation will increase the severity of claims from catastrophic events in the future.

         On September 11, 2001, terrorists hijacked a number of airplanes and caused them to crash, resulting in large losses to life and property. We estimate that our pretax gross losses associated with these terrorist attacks to be approximately $348.0 million, $85.0 million net of reinsurance and taxes. Further repercussions from these incidents and the effect they will have on us and our industry cannot be predicted and are beyond our control. The current conflict in Afghanistan, the potential commission of further terrorist incidents, substantial political instability and societal disruption may harm our business.

         WE MAY NOT BE SUCCESSFUL IN ACHIEVING THE INTENDED BENEFITS OF THE ONEBEACON ACQUISITION.

         We recently completed the acquisition of OneBeacon, which significantly changed the operations of our company. Acquisitions involve numerous risks, including:

         o difficulty with the assimilation of acquired operations and products;

         o        failure to achieve targeted returns;

         o inability to retain key employees and business relationships of acquired companies; and

         o diversion of the attention and resources of our management team.

         The process of improving acquired operations and achieving targeted returns may result in unexpected operating difficulties and may require significant financial and other resources that would otherwise be available for the ongoing development of existing operations.

         If we cannot successfully integrate OneBeacon, the risks associated with the acquisition may adversely affect our business, financial condition, results of operations and cash flows.

         OUR LOSS RESERVES MAY BE INADEQUATE TO COVER OUR ULTIMATE LIABILITY FOR LOSSES AND AS A RESULT COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS.

         We are required to maintain adequate monetary reserves to cover our estimated ultimate liabilities for loss and loss adjustment expenses. These reserves are only estimates based on actuarial and statistical projections of what we believe the settlement and administration of claims will cost based on facts and circumstances then known to us. Because of the uncertainties that surround estimating loss reserves, we cannot be certain that our reserves are adequate and actual claims and claim expenses paid might exceed our reserves. If our reserves are insufficient to cover our actual loss and loss adjustment expenses, we would have to augment our reserves and incur charges to our earnings. These charges could be material.

         OUR SUBSTANTIAL DEBT AND OUR DEBT SERVICE OBLIGATIONS COULD ADVERSELY AFFECT OUR BUSINESS.

         We have substantial amounts of outstanding indebtedness. As of June 30, 2001, we had approximately $1,093.3 million of indebtedness outstanding, including $828.1 million of indebtedness of Fund American.

         Our substantial indebtedness could have significant negative consequences, including:

         o increasing our vulnerability to general adverse economic and industry conditions;

         o limiting our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other purposes;

         o requiring the dedication of a significant portion of our expected cash flow from operations to service our indebtedness, thereby reducing the amount of our expected cash flow available for working capital, capital expenditures, acquisitions and other purposes;

         o making it more difficult to satisfy our obligations with respect to the debt securities;

         o limiting our flexibility in planning for, or reacting to, changes in our business and industry;

         o placing us at a possible competitive disadvantage relative to less leveraged competitors;

         o increasing the amount of our interest expense, because some of our borrowings are at variable rates of interest, which, if interest rates increase, could result in higher interest expense; and

         o limiting, through the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds, dispose of assets or make investments.

         Our ability to meet our expenses and debt obligations will depend on our future performance, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions and governmental regulation. We cannot be certain that our earnings will be sufficient to allow us to pay the principal and interest on our debt and meet our other obligations. If we do not have enough money, we may be required to refinance all or part of our existing debt, sell assets, borrow more money or sell equity. We cannot assure you that we will be able to accomplish any of these alternatives on terms acceptable to us, if at all.

         DESPITE CURRENTLY EXPECTED LEVELS OF INDEBTEDNESS, OUR SUBSIDIARIES AND WE WILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT.

         Our subsidiaries and we will be able to incur substantial additional indebtedness in the future. Any such borrowings would be effectively senior to the securities. In addition, the indenture with respect to the debt securities does not restrict us from incurring additional indebtedness. To the extent new debt and other obligations are added to our and our subsidiaries' currently anticipated debt levels, the substantial risks described above would increase.

         BECAUSE WHITE MOUNTAINS AND FUND AMERICAN ARE HOLDING COMPANIES, THEY ARE DEPENDENT ON DIVIDENDS AND PAYMENTS FROM THEIR RESPECTIVE SUBSIDIARIES TO MAKE PAYMENTS ON THEIR DEBT AND TO PAY DIVIDENDS ON THEIR PREFERRED STOCK.

         As holding companies with no direct operations and whose only significant assets are the capital stock of their respective subsidiaries, each of White Mountains and Fund American relies on investment income, cash dividends and other permitted payments from its subsidiaries to make principal and interest payments on its debt and dividends on its preferred stock. The respective subsidiaries of White Mountains and Fund American are not obligated to pay amounts due pursuant to any debt securities of White Mountains and Fund American or make funds available to White Mountains or Fund American, respectively, for such payments. The respective subsidiaries of White Mountains and Fund American may not be able to generate a cash flow sufficient to pay a dividend or distribute funds to White Mountains or Fund American. In addition, applicable state law that regulates the payment of dividends by our insurance subsidiaries and certain contractual restrictions, including restrictions in the debt instruments of White Mountains' and Fund American's subsidiaries, could prohibit such dividends or distributions. Under the insurance laws of the states in which White Mountains' and Fund American's insurance subsidiaries are domiciled, an insurer is restricted with respect to the timing or the amount of dividends it may pay without prior approval by regulatory authorities. In a given calendar year, our insurance subsidiaries can generally dividend without prior regulatory approval up to the greater of 10% of their statutory surplus at the beginning of the year or the prior year's statutory net income, subject to the availability of unassigned funds (the statutory accounting equivalent of retained earnings). Larger dividends can be paid only upon regulatory approval. If the respective subsidiaries of White Mountains and Fund American cannot pay dividends, White Mountains and Fund American may be unable to repay their indebtedness or to pay dividends on preferred stock.

         DECREASES IN RATES FOR PROPERTY AND CASUALTY INSURANCE AND REINSURANCE COULD REDUCE OUR NET INCOME.

         The property and casualty insurance and reinsurance industry historically has been highly cyclical and competitive. Rates for property and casualty insurance and reinsurance are influenced primarily by factors that are outside of our control, including market and competitive conditions and regulatory issues. Any significant decrease in the rates for property and casualty insurance or reinsurance could reduce our net income.

         THE PROPERTY AND CASUALTY INSURANCE AND REINSURANCE INDUSTRY IS HIGHLY COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY IN THE FUTURE.

         The property and casualty insurance and reinsurance industry is highly competitive and has experienced severe price competition over the last several years. We compete in the United States with numerous international and domestic insurance and reinsurance companies. Some of these competitors have greater financial resources than we do, have been operating for longer than we have and have established long-term and continuing business relationships throughout the industry, which can be a significant competitive advantage. In addition, we expect to face further competition in the future. If we are unable to maintain our competitive position, our business may be adversely affected and we may not be able to compete effectively in the future.

         WE MAY NOT BE ABLE TO SUCCESSFULLY ALLEVIATE RISK THROUGH REINSURANCE AND RETROCESSIONAL ARRANGEMENTS.

         We attempt to limit our risk of loss through reinsurance and retrocessional arrangements. The availability and cost of reinsurance and retrocessional protection is subject to market conditions, which are outside of our control. As a result, we may not be able to successfully alleviate risk through these arrangements. In addition, we are subject to credit risk with respect to our reinsurance and retrocessions because the ceding of risk to other insurance enterprises and reinsurers does not relieve us of our liability to our policy holders or ceding companies. We also may experience difficulties in the future in recovering material reinsurance receivables under our reinsurance and retrocessional arrangements if one or more of our reinsurers suffer financial deterioration.

         WE MAY NOT MAINTAIN A FAVORABLE FINANCIAL STRENGTH RATING WHICH COULD ADVERSELY AFFECT OUR ABILITY TO CONDUCT BUSINESS.

         Third party rating agencies assess and rate the claims-paying ability of insurers and reinsurers. Financial strength ratings are used by insurers and reinsurers and insurance and reinsurance intermediaries as an important means of assessing the financial strength and quality of insurers and reinsurers. In addition, the rating of a company purchasing reinsurance may be adversely affected by an unfavorable rating or the lack of a rating of its reinsurer. These ratings are based upon criteria established by the rating agencies. Some of the criteria relate to general economic conditions and other circumstances outside the rated company's control. Periodically the rating agencies evaluate us to confirm that we continue to meet the criteria of the ratings previously assigned to us. The claims-paying ability ratings assigned by rating agencies to insurance or reinsurance companies are based upon factors relevant to policyholders and are not directed toward the protection of investors. Financial strength ratings by rating agencies are not ratings of securities or recommendations to buy, hold, or sell any security.

         OneBeacon's principal insurance operating subsidiaries presently hold an "A" (Excellent) financial strength rating from A.M. Best Company. Folksamerica's principal reinsurance operating subsidiary presently holds an "A-" (Excellent) financial strength rating from A.M. Best Company. A downgrade or withdrawal of either of our ratings could severely limit or prevent us from writing any new insurance or reinsurance policies.

         OUR INABILITY TO ACCURATELY ASSESS UNDERWRITING RISK COULD REDUCE OUR NET INCOME.

         Our success is dependent on our ability to accurately assess the risks associated with the businesses that we insure or reinsure. If we fail to accurately assess the risks we assume, we may fail to establish appropriate premium rates and our reserves may be inadequate to cover our losses, which could adversely impact our financial condition and results of operations.

         REGULATION MAY RESTRICT OUR ABILITY TO OPERATE AND RESTRICTS OUR ABILITY TO RECEIVE DIVIDENDS FROM OUR INSURANCE SUBSIDIARIES.

         The insurance and reinsurance industries are subject to extensive regulation under Federal, state and foreign laws. Governmental agencies have broad administrative power to regulate many aspects of the insurance business, which may include premium rates, marketing practices, advertising, policy forms and capital adequacy. These agencies are concerned primarily with the protection of policyholders rather than shareholders or holders of debt securities. Insurance laws and regulations limit the amount of dividends that can be paid, impose restrictions on the amount and type of investments, prescribe solvency standards that must be met and maintained and require the maintenance of reserves. In addition, state insurance holding company statutes generally require prior notice or approval of changes of control of an insurer or its holding company.

         MANDATED MARKET MECHANISMS MAY REQUIRE US TO UNDERWRITE POLICIES WITH A HIGHER RISK OF LOSS.

         White Mountains' insurance and reinsurance operations are often required to directly or indirectly participate in mandatory shared market mechanisms, principally in the states of Massachusetts, New Jersey and New York. These mechanisms typically require insurers to accept applications for insurance policies by individuals who are unable to obtain insurance in the voluntary market. Underwriting results related to assigned risk plans are typically adverse and, as a result, we underwrite some policies with a higher risk of loss than we would normally accept. This may result in greater liability than anticipated and could adversely affect our financial condition and results of operations.

         OUR INVESTMENT OBJECTIVES MAY NOT BE REALIZED.

         The success of our investment objectives is affected by general economic conditions that are outside of our control. General economic conditions can adversely affect the markets for interest-rate- sensitive securities, including the extent and timing of investor participation in such markets, the level and volatility of interest rates and, consequently, the value of fixed income securities. Unexpected volatility or illiquidity in the markets in which we directly or indirectly hold positions could adversely affect us and we may not be able to realize our investment objectives, which could reduce our net income.

         WE DEPEND ON OUR KEY PERSONNEL TO MANAGE OUR BUSINESS EFFECTIVELY AND THEY MAY BE DIFFICULT TO REPLACE.

         Our performance substantially depends on the efforts and abilities of our senior management team and other executive officers and key employees. Furthermore, much of our competitive advantage is based on the expertise, experience and know-how of our key personnel. The loss of key employees could have a negative effect on our business, revenues, results of operations and financial condition. Our success also depends on the ability to hire and retain additional personnel. Difficulty in hiring or retaining personnel could adversely affect future operating performance.

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

         This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words "believe", "intend", "expect", "anticipate", "project", "estimate", "predict" and similar expressions are also intended to identify forward-looking statements.

         These forward-looking statements include, among others, such things as:

         o        the amount and nature of future capital expenditures;

         o        our financial and operating targets;

         o        business strategy;

         o        expansion and growth of our business and operations;

         o projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

         o our or our management's statements of plans, objectives or goals, including those related to growth in book value and deferred credit per share or return on equity; and

         o expected losses on, and adequacy of loss reserves for, insurance in force.

         These statements are based on certain assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties which could cause actual results to differ materially from our expectations, including:

         o the risk factors discussed in this prospectus and in the documents we incorporate by reference;

         o        continued availability of capital and financing;

         o        general economic, market or business conditions;

         o the acquisition and other business opportunities (or lack thereof) that may be presented to and pursued by us;

         o competitive forces, including the conduct of other property and casualty insurers and reinsurers;

         o changes in domestic or foreign laws or regulations applicable to us, our competitors or our clients;

         o an economic downturn or other economic conditions (such as a rising interest rate environment) adversely affecting our financial position;

         o loss reserves established by us subsequently proving to have been inadequate; and

         o        other factors, most of which are beyond our control.

         Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

                       RATIO OF EARNINGS TO FIXED CHARGES
                 AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS

         The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for White Mountains for the periods indicated.

                                              YEAR ENDED DECEMBER 31,
                                              -----------------------                   SIX MONTHS ENDED
                                     1996     1997      1998      1999     2000          JUNE 30, 2001
                                     ----     ----      ----      ----     ----          -------------
Ratio of earnings to fixed
charges (1)........................   2.3      8.7      5.4       9.7      21.8             n/a (2)

Ratio of earnings to combined
fixed charges and preferred
stock dividends....................   2.3      8.7      5.4       9.7      21.8             n/a (2)

(1) For purposes of this computation, earnings are defined as earnings from continuing operations before income taxes plus fixed charges excluding capitalized interest. Fixed charges are the sum of interest expense and interest expense inherent in lease obligations.

(2) Not applicable due to a loss from continuing operations before income taxes plus fixed charges excluding capitalized interest reported during the period.

                                 USE OF PROCEEDS

         Unless indicated otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, including repayment of borrowings, working capital, capital expenditures, share repurchase programs and acquisitions. Unless otherwise specified in the accompanying prospectus supplement, the Fund American Trusts will use all proceeds received from the sale of their trust preferred securities to purchase junior subordinated debt securities of Fund American.

                                    BUSINESS

GENERAL

         White Mountains Insurance Group, Ltd. was originally formed as a Delaware corporation in 1980 and became a Bermuda company during 1999. The company's headquarters are located at Crawford House, 23 Church Street, Hamilton, Bermuda HM 11, its principal executive office is located at 80 South Main Street, Hanover, New Hampshire 03755-2053 and its registered office is located at Clarendon House, 2 Church Street, Hamilton, Bermuda HM DX. The company is the holding company for its property and casualty insurance and reinsurance operations.

         In June 1999, the company changed its name from "Fund American Enterprises Holdings, Inc." to "White Mountains Insurance Group, Inc."

         In October 1999, the company completed a corporate reorganization whereby it changed its domicile from Delaware to Bermuda (the "Redomestication"). The Redomestication was primarily undertaken to improve the company's ability to compete in international markets by creating a corporate structure which is more favorable for the formation and growth of internationally-based insurance and reinsurance operations and which has an enhanced ability to pursue business combinations with non- United States entities. In connection with the Redomestication, the company's name was further changed to "White Mountains Insurance Group, Ltd." to comply with Bermuda law.

         On June 1, 2001, the company acquired OneBeacon Corporation (formerly CGU Corporation, "OneBeacon") from London-based CGNU plc. ("CGNU") for $2.1 billion, of which $260.0 million consisted of a convertible note payable (the "Seller Note") with the balance paid in cash. OneBeacon owns and controls several property and casualty insurance companies and Folksamerica Holding Company, Inc. ("Folksamerica"), a wholly-owned subsidiary of OneBeacon, which owns and controls several property and casualty insurance and reinsurance companies.

         On October 30, 2001, OneBeacon announced that it had reached a definitive agreement (the "Renewal Rights Agreement") with Liberty Mutual Insurance Group ("Liberty Mutual") which, beginning November 1, 2001, gradually transfers OneBeacon's personal and commercial business, staff and operations in 42 states and the District of Columbia to Liberty Mutual.

PROPERTY AND CASUALTY INSURANCE

OVERVIEW

         As a property and casualty insurance company, OneBeacon writes insurance policies in exchange for premiums paid by its customers (the insured). An insurance policy is a contract between an insurance company and the insured whereby the insurance company agrees to pay for losses covered under the contract. Property insurance covers the financial consequences of accidental losses to the property of the insured, such as a house and typically the personal property in it, or a business' building, inventory and equipment. Casualty insurance (often referred to as liability insurance) generally covers the financial consequences of a legal liability of an individual or an organization resulting from negligent acts and omissions causing bodily injury and/or property damage to a third party. Property and casualty insurance is available on a wide variety of coverages, including the following:

                  o Automobile insurance covers physical damage to an insured's vehicle as well as liabilities to third parties. Auto physical damage insurance covers loss or damage to vehicles from collision, vandalism, fire, theft or other causes. Auto liability insurance covers bodily injury to others, damage to the property of others resulting from automobile accidents caused by the insured and the legal costs of defending the insured against lawsuits.

                  o Homeowners insurance covers losses to an insured's home, including its contents, as a result of weather, fire, theft and other causes.

                  o Workers' compensation insurance covers an employer's liability for injuries, disability or death of employees, without regard to fault, as prescribed by state workers' compensation law and other statutes.

                  o Ocean marine insurance covers losses to an insured's vessel and/or its cargo as a result of a collision, fire, piracy and other perils.

                  o Inland marine insurance covers property that may be in transit, held by a bailee at a fixed location, movable goods that are often stored at different locations or property with an unusual antique or collector's value.

                  o General liability insurance covers businesses for any liability resulting from bodily injury and property damage arising from its general business operations, accidents on its premises and its products manufactured or sold.

                  o Umbrella insurance supplements existing insurance policies by covering losses from a broad range of insurance risks that attach at a level above the primary insurance policy up to a specified limit.

         Insurance companies derive a significant amount of their total revenues from earned premiums, investment income and net gains and losses from sales of securities. Earned premiums represent premiums paid by insureds, which are recognized as revenue over the period of time during which insurance coverage is provided (i.e., ratably over the life of the policy). Investment income, consisting primarily of interest earned on fixed maturity investments and dividends earned on equity securities, is derived from investing funds on hand, including funds supporting unpaid loss and loss adjustment expense reserves and unearned premium reserves. Net realized investment gains and losses result from sales of securities from an insurer's investment portfolio. Because the timing and magnitude of such gains or losses depend on conditions in the securities markets, it is difficult to accurately forecast realized gains or losses.

         Insurance companies incur a significant amount of their total expenses from policyholder losses, which are commonly referred to as "claims". As part of the settlement of policyholder losses, insurance companies also incur various loss adjustment expenses, including insurance adjusters' fees and litigation expenses. Insurance companies also incur expenses in the form of commissions payable to agents and expenses related to the underwriting process, such as salaries for actuarial staff.

         An underwriting profit or loss is determined by subtracting losses, loss adjustment expenses and other underwriting expenses from earned premiums. A key measure of relative underwriting performance is the combined ratio. An insurer's combined ratio under generally accepted accounting principles is calculated by adding the ratio of incurred loss and loss adjustment expenses to premiums earned (the "loss ratio") and the ratio of underwriting expenses to premiums earned (the "expense ratio"). A combined ratio of 100% or less indicates an underwriting profit, while a ratio greater than 100% indicates an underwriting loss. When considering investment income and realized gains or losses, insurance companies operating at a combined ratio of greater than 100% can be profitable despite incurring an underwriting loss.

ONEBEACON

         OneBeacon is a multi-line property and casualty insurer that writes policies exclusively through independent agents in the United States. Headquartered in Boston, Massachusetts, OneBeacon is currently licensed and writing business in all 50 states and the District of Columbia, with a strong presence in the Northeast region. OneBeacon's principal insurance operating subsidiaries are currently rated "A" (Excellent) by A.M. Best Company.

         Most insurance subsidiaries of OneBeacon participate in an intercompany pooling agreement whereby 100% of all property and casualty business written by the participating companies is ceded to the lead company (OneBeacon Insurance Company), which in turn retrocedes the premiums and losses associated with the business back to the participating companies based on a specified percentage of the pool's total written premium. Two other subsidiaries, National Farmers Union Property and Casualty Company and subsidiaries ("NFU") and Houston General Insurance Company and subsidiaries ("HG"), operate outside of this pooling arrangement but are nonetheless included in OneBeacon's consolidated results.

         Under the terms of the Renewal Rights Agreement, on November 1, 2001 Liberty Mutual began to assume all new and renewal business subject to the Renewal Rights Agreement. OneBeacon will retain all of the existing balance sheet liabilities, including loss and loss adjustment expense reserves and unearned premium reserves, related to the transferred business. Additionally, OneBeacon will reinsure 66 2/3% of the net premiums written and the net liability for loss and loss adjustment expenses of all renewal policies subject to the Renewal Rights Agreement during the first twelve months after November 1, 2001 and 33 1/3% of such net premiums written and net liability for loss and loss adjustment expenses during the following twelve months. As a result of the Renewal Rights Agreement, OneBeacon expects to become a Northeast regional personal and commercial lines insurance company with some select specialty markets in other regions. The Renewal Rights Agreement is contained in the Company's Current Report on Form 8-K dated November 1, 2001.

         During the six months ended June 30, 2001, OneBeacon had net written premiums of $1.9 billion prior to giving effect to reinsurance obtained from National Indemnity Company (the "NICO Cover") and from General Re Corporation (the "GRC Cover"), of which $1.1 billion would not have been subject to the Renewal Rights Agreement had it been effective at the beginning of the applicable period. During 2000, 1999 and 1998, OneBeacon had net written premiums of $4.3 billion, $4.2 billion and $4.1 billion, respectively, of which $2.3 billion, $2.2 billion and $2.0 billion, respectively, would not have been subject to the Renewal Rights Agreement had it been effective at the beginning of each applicable period. OneBeacon had total assets of $15.1 billion and shareholder's equity of $3.2 billion at June 30, 2001 and had total assets of $14.2 billion and $14.0 billion and shareholder's equity of $3.2 billion and $3.8 billion at December 31, 2000 and 1999, respectively.

         National Indemnity Company and General Re Corporation are wholly-owned subsidiaries of Berkshire Hathaway Inc. ("Berkshire"). Through the exercise of fully vested warrants to acquire common shares held by Berkshire, Berkshire has the right to acquire 1,714,285 common shares of White Mountains at an exercise price of $175.00 per share. The warrants represented 17% of the total outstanding common shares of White Mountains at September 30, 2001 on a fully-converted basis.

LINES OF BUSINESS AND GEOGRAPHIC CONCENTRATION

         BUSINESS LINES. OneBeacon writes three main lines of business: commercial lines, personal lines and specialty products which for the six months ended June 30, 2001, prior to giving effect to the NICO Cover and the GRC Cover, represented 48%, 40% and 12% of its net written premiums, respectively. OneBeacon's net written premiums by line of business for the six months ended June 30, 2001, prior to giving effect to the NICO Cover and the GRC Cover, and the years ended December 31, 2000, 1999 and 1998 were as follows:

                                                         Six Months
                                                              Ended              Year Ended December 31,
                                                           June 30,  ----------------------------------------------
Business line                                                  2001          2000             1999             1998
-------------------------------------------------------------------------------------------------------------------
                                                                                ($ in millions)
-------------------------------------------------------------------------------------------------------------------
     Commercial                                           $   924.0    $  2,063.4       $  2,017.2      $   1,947.8
     Personal                                                 753.6       1,695.2          1,741.8          1,814.0
     Specialty                                                225.6         535.5            489.7            351.6
                                                        -----------------------------------------------------------
          Total                                           $ 1,903.2    $  4,294.1       $  4,248.7      $   4,113.4
-------------------------------------------------------------------------------------------------------------------

         Commercial lines products are issued to business enterprises and include package (property/liability coverage), commercial auto and workers' compensation, which for the six months ended June 30, 2001 represented 42%, 21% and 19% respectively, and for the year ended December 31, 2000 represented 40%, 24%, and 19%, respectively, of commercial lines net written premiums. Personal lines products are issued to individuals and include auto, homeowners and Custom-Pac products (home/auto coverage with optional umbrella, ocean marine and inland marine coverages), which for the six months ended June 30, 2001 represented 59%, 19% and 15% respectively, and for the year ended December 31, 2000 represented 58%, 21% and 14%, respectively, of personal lines net written premium. Specialty products principally include national and regional affinity programs, non-crop farm and ranch business, ocean marine, travel and tuition reimbursement.

         OneBeacon's pro forma net written premiums not subject to the Renewal Rights Agreement, had it been effective at the beginning of each applicable period, by line of business for the six months ended June 30, 2001, prior to giving effect to the NICO Cover and the GRC Cover, and the years ended December 31, 2000, 1999 and 1998 would have been as follows:

                                                         Six Months
                                                              Ended               Year Ended December 31,
                                                           June 30,     -------------------------------------------
Business line                                                  2001          2000             1999             1998
-------------------------------------------------------------------------------------------------------------------
                                                                                       ($ in millions)
-------------------------------------------------------------------------------------------------------------------
     Commercial                                           $   457.3    $    877.0       $    856.5      $     783.4
     Personal                                                 428.2         891.2            891.0            914.1
     Specialty                                                225.6         535.5            489.7            351.6
                                                        -----------------------------------------------------------
          Total                                           $ 1,111.1    $  2,303.7       $  2,237.2      $   2,049.1
-------------------------------------------------------------------------------------------------------------------

         For the six months ended June 30, 2001, package, commercial auto and workers' compensation would have represented 39%, 23% and 19% respectively, and for the year ended December 31, 2000 would have represented 37%, 25%, and 19%, respectively, of commercial lines net written premiums had the Renewal Rights Agreement been effective at the beginning of each applicable period. For the six months ended June 30, 2001, auto, homeowners and Custom-Pac products would have represented 64%, 14% and 14% respectively, and for the year ended December 31, 2000 would have represented 62%, 17% and 14%, respectively, of personal lines net written premium had the Renewal Rights Agreement been effective at the beginning of each applicable period.

         GEOGRAPHIC CONCENTRATION. OneBeacon's gross written premiums are derived solely from the United States. OneBeacon derived the majority of its gross written premiums for the periods ended June 30, 2001 and December 31, 2000 from the states of New York (18% and 17%, respectively), Massachusetts (12% and 10%, respectively), California (6% for both periods), New Jersey (6% for both periods), Pennsylvania (4% and 5%, respectively) and Texas (5% for both periods). OneBeacon's gross written premiums not subject to the Renewal Rights Agreement, had it been effective for the periods ended June 30, 2001 and December 31, 2000, would have been derived from the states of New York (30% for both periods), Massachusetts (20% and 18%, respectively), New Jersey (11% for both periods), Maine (6% for both periods) and Connecticut (4% for both periods).

MARKETING

         OneBeacon writes insurance exclusively through independent agents. At June 30, 2001, OneBeacon had a total agency force of approximately 4,400 agents. OneBeacon believes that independent agents will continue to be a key factor in overall industry premium production and that business written by independent agents has historically produced lower loss ratios than business obtained through alternative distribution channels. Prior to November 1, 2001, OneBeacon operated a "hub and spoke" structure to support its agency operations consisting of 38 branches serving agents and policyholders in their local markets and 12 regional hub offices. In connection with the Renewal Rights Agreement, OneBeacon expects to reduce the number of its branch and regional hub offices to approximately 13 and 4, respectively, and expects its total agency force to be reduced to approximately 1,900 agents.

UNDERWRITING AND PRICING

         OneBeacon's primary underwriting objective is to carefully assess opportunities and accept only those risks exhibiting a reasonable likelihood of providing an underwriting profit. OneBeacon evaluates underwriting opportunities based on a number of factors including the actuarially determined expected frequency and severity of losses, the costs of providing the necessary coverage (including the cost of administering policy benefits, sales and other administrative costs), information provided by its agents and information obtained from claims personnel regarding developing claim patterns and issues.

         One of the significant competitive factors for most insurance products offered by OneBeacon is price. Pricing pressures can be caused by many factors such as: (1) insurance companies selling their products for a period of time at less than adequate rates, because they either underestimate ultimate claim costs or overestimate the amount of investment income they will earn on premiums before the claims are paid, (2) insurance companies utilizing direct-response marketing methods versus marketing their products through independent agents and
(3) mutual insurance companies and insurance companies who are willing to accept a lower return on equity on their insurance operations than White Mountains' management and its shareholders. In addition, pricing levels can also be influenced by the frequency and severity of insurance claims, state regulation and legislation, inflation and judicial decisions.

         Many of the pricing considerations discussed above have adversely impacted OneBeacon's historic underwriting results. In response, White Mountains has caused OneBeacon to cease writing policies on certain historically unprofitable product lines. Since the acquisition of OneBeacon, White Mountains has been focused on strengthening OneBeacon's future insurance operations through such actions as more selective and disciplined underwriting practices, the implementation of price increases and the elimination of poor and marginal accounts and agents. Additionally, as a result of the Renewal Rights Agreement, the Company is seeking to focus its efforts on improving the ongoing operations of OneBeacon in the Northeast region, where the Company believes that these actions will have the greatest effect on improving OneBeacon's underwriting results.

CLAIMS

         Claims handling is another significant competitive factor in the property and casualty insurance marketplace. Effective claims management is a key ingredient to achieving satisfactory underwriting results. Additionally, claims servicing is a means by which property and casualty insurance companies seek to differentiate the products they sell from similar products available in the marketplace.

         Claims handling is managed by OneBeacon's home office and is performed in various regional and local branch offices. OneBeacon maintains an experienced staff of appraisers, medical specialists, managers, attorneys and field adjusters strategically located throughout its operating territories. OneBeacon also maintains a special investigative unit designed to detect insurance fraud and abuse.

         Since the acquisition of OneBeacon by White Mountains, management has been seeking to improve its claim function in order to reduce ultimate loss and loss adjustment expense payments. Improvements include implementing systems applications designed to improve the availability and scope of claims related data and increasing staffing levels in certain claims functions. Such actions are expected to increase the amount of indirect expenses associated with claims handling but reduce the amount of loss and loss adjustment expenses in total.

LOSS AND LOSS ADJUSTMENT EXPENSE RESERVES

         OneBeacon establishes loss and loss adjustment expense reserves that are estimates of future amounts needed to pay claims and related expenses with respect to insured events that have occurred. Loss and loss adjustment expense reserves have two components: case reserves, which are reserves for reported losses, and incurred but not reported ("IBNR") reserves. Case reserves are estimated based on the experience and knowledge of claims personnel regarding the nature and value of each claim. OneBeacon periodically adjusts case reserves as additional information becomes known or payments are made. OneBeacon determines its IBNR reserves considering historical patterns of paid and reported claim development experience, supplemented by reported industry data, and the level of OneBeacon's IBNR claim reserves relative to earned premium applied by accident year, line of business and type of insurance written by OneBeacon.

         The process of estimating loss and loss adjustment expense reserves involves a considerable degree of judgment by management. During the claims settlement period, which may extend over a long period of time, additional facts regarding claims and trends may become known which may cause OneBeacon to adjust its estimates of the ultimate liability. As a result, actual loss and loss adjustment expenses may deviate, perhaps substantially, from estimates reflected in OneBeacon's consolidated financial statements.

         The following table presents the development of OneBeacon's year-end property and casualty losses for the ten-year period from 1990 to 2000. Section I of the table shows the gross and net (of reinsurance) estimated liabilities that were recorded at the end of each of the indicated years for all current and prior year unpaid loss and loss adjustment expenses ("LAE"). Section II shows the re- estimate of the net liabilities made in each succeeding year. Section III shows the cumulative net liabilities paid of such previously recorded liabilities. Section IV shows the cumulative net deficiency representing the aggregate change in the liability from the original balance sheet dates.

------------------------------------------------------------------------------------------------------------------------------------
                                               OneBeacon Loss and Loss Adjustment Expenses (1)

                                                           Year Ended December 31,
------------------------------------------------------------------------------------------------------------------------------------
Dollars in Millions  1990 (2)  1991 (2)   1992      1993     1994         1995     1996      1997    1998 (3)     1999      2000
------------------------------------------------------------------------------------------------------------------------------------
I. Liability for
   unpaid losses
   and LAE:
   Gross balance    $   _    $    _     $ 5,652.8 $ 5,562.5 $ 5,535.4  $ 5,844.4 $ 5,804.4 $ 5,655.9 $ 6,944.0 $ 6,368.8 $ 6,982.7
   Less: reins.
   recoverables on
   unpaid losses
   and LAE              -         -      (1,392.6) (1,191.6) (1,069.8)  (1,307.4) (1,260.4) (1.159.2) (1,651.9) (1,285.6) (1.276.4)
                    ----------------------------------------------------------------------------------------------------------------
Net balance         $3,167.0 $3,638.2   $ 4,260.2 $ 4,370.9 $ 4,465.6  $ 4,537.0 $ 4,544.0 $ 4,496.7 $ 5,292.1 $ 5,083.2 $ 5,706.3
------------------------------------------------------------------------------------------------------------------------------------
II. Liability re-estimated
    as of:
     1 year later    3,271.5  3,782.7     4,365.9   4,411.5   4,494.1    4,584.7   4,627.8   5,370.1   5,305.3   5,893.6
     2 years later   3,449.9  3,904.4     4,413.4   4,450.3   4,552.1    4,667.1   5,476.0   5,424.7   5,985.4
     3 years later   3,582.9  3,992.2     4,510.5   4,501.0   4,642.8    5,460.6   5,549.0   5,965.0
     4 years later   3,689.1  4,147.5     4,610.3   4,602.8   5,406.5    5,510.6   5,924.8
     5 years later   3,903.5  4,257.6     4,705.8   5,353.2   5,431.8    5,779.5
     6 years later   4,004.0  4,356.3     5,446.4   5,353.5   5,632.0
     7 years later   4,097.8  5,093.6     5,439.2   5,523.8
     8 years later   4,824.2  5,080.7     5,587.1
     9 years later   4,812.8  5,217.2
    10 years later   4,932.5
------------------------------------------------------------------------------------------------------------------------------------
III. Cumulative
     amount of
     liability
     paid through:
     1 year later    1,081.8  1,075.7     1,461.0   1,367.3   1,390.1    1,476.6   1,591.9   1,687.3   1,815.2   1,966.5
     2 years later   1,619.6  1,928.3     2,254.8   2,152.5   2,240.8    2,372.6   2,621.3   2,735.4   2,954.8
     3 years later   2,184.8  2,438.5     2,761.5   2,711.5   2,821.9    3,083.3   3,331.1   3,518.0
     4 years later   2,514.0  2,734.0     3,135.8   3,089.5   3,328.3    3,571.3   3,872.2
     5 years later   2,691.6  2,994.5     3,394.6   3,464.3   3,672.7    3,961.5
     6 years later   2,876.7  3,182.3     3,693.0   3,720.2   3,978.3
     7 years later   3,016.5  3,434.1     3,882.1   3,979.3
     8 years later   3,229.3  3,591.6     4,122.9
     9 years later   3,369.1  3,813.0
    10 years later   3,578.5
------------------------------------------------------------------------------------------------------------------------------------
IV. Cumulative
    deficiency      $1,765.5 $1,579.0   $ 1,326.9 $ 1,152.9 $ 1,166.4  $ 1,242.5 $ 1,380.8 $ 1,468.3  $  693.3  $  810.4 $    -
      Percent
      deficient         55.7%    43.4%       31.1%     26.4%     26.1%      27.4%     30.4%     32.7%     13.1%     15.9%      %
------------------------------------------------------------------------------------------------------------------------------------

(1) In 1998, OneBeacon was formed as a result of a pooling of interests between Commercial Union and General Accident. All historical balances have been restated as though the companies had been merged throughout the periods presented.

(2) For the years 1990 and 1991 liabilities are shown net of reinsurance recoverables, as was the accounting practice prior to the implementation of Statement of Financial Accounting Standard No. 113, "Accounting and Reporting for Reinsurance of Short- Duration and Long-Duration Contracts" ("SFAS 113").

(3) In 1998, OneBeacon acquired HG and NFU. All liabilities related to these entities have been shown from the acquisition date forward in this table.

         The following table summarizes OneBeacon's loss and loss adjustment expense reserve activity for the six months ended June 30, 2001 and the years ended December 31, 2000, 1999 and 1998:

                                                                 Six Months         Year Ended December 31,
                                                               Ended June 30,-------------------------------------
($ in millions)                                                     2001         2000         1999         1998
------------------------------------------------------------------------------------------------------------------
Gross beginning balance                                           $ 6,982.7   $  6,368.8   $ 6,944.0    $  5,655.9
   Less beginning reinsurance recoverables on unpaid losses
   and LAE                                                         (1,276.4)    (1,285.6)   (1,651.9)     (1,159.2)
                                                                  ---------   ----------   ---------    ----------
Net loss and LAE reserves                                           5,706.3      5,083.2     5,292.1       4,496.7

Net loss and LAE reserves acquired - HG (1)                               -            -           -           6.4

Net loss and LAE reserves acquired - NFU (2)                              -            -           -          56.8

Cumulative effect of accounting change - guaranty fund
   assessments                                                            -            -        14.4             -

Loss and LAE incurred relating to:

  Current year losses                                               1,862.9      3,484.0     3,194.9       3,106.3

  Prior year losses                                                (1,021.2)       818.0        57.5         840.6
                                                                  ---------   ----------   ---------    ----------
Total loss and LAE incurred                                           841.7      4,302.0     3,252.4       3,946.9

Loss and LAE paid relating to:

  Current year losses                                                (911.8)    (1,706.6)   (1,611.7)     (1,639.9)

  Prior year losses                                                  (963.2)    (1,972.3)   (1,864.0)     (1,574.8)
                                                                  ---------   ----------   ---------    ----------
Total loss and LAE paid                                            (1,875.0)    (3,678.9)   (3,475.7)     (3,214.7)

Gross beginning balance                                           $ 4,673.0   $  5,706.3   $ 5,083.2    $  5,292.1

  Plus ending reinsurance recoverables on unpaid losses
   and LAE                                                          2,272.8      1,276.4     1,285.6       1,651.9
                                                                  ---------   ----------   ---------    ----------
Gross ending balance                                              $ 6,945.8   $  6,982.7   $ 6,368.8    $  6,944.0
------------------------------------------------------------------------------------------------------------------

(1) Reinsurance recoverables on unpaid losses and LAE acquired in the HG acquisition were $286.8 million.

(2) Reinsurance recoverables on unpaid losses and LAE acquired in the NFU acquisition were $9.0 million.

         OneBeacon discounts certain loss and loss adjustment expenses relating to long-term workers' compensation reserves. These liabilities on an undiscounted basis were $541.3 million at June 30, 2001 and were $482.9 million, $447.4 million and $375.1 million at December 31, 2000, 1999 and 1998, respectively. Discounting these reserves served to reduce loss and loss adjustment expense liabilities by $263.7 million at June 30, 2001 and by $230.7 million, $227.3 million and $167.6 million at December 31, 2000, 1999 and 1998, respectively. The discount rate used to value such reserves was approximately 7% over the periods presented.

         OneBeacon strengthened prior year loss reserves in 1998 by $840.6 million primarily for environmental and asbestos claims ($614.0 million) and for certain long-tailed business.

         OneBeacon strengthened prior year loss reserves in 1999 by $57.5 million.

         Subsequent to the execution of the definitive agreement for the acquisition of OneBeacon by White Mountains, OneBeacon increased prior year loss reserves by $818.0 million in 2000 primarily for adverse loss development on auto liability coverage ($204.4 million) and certain commercial workers' compensation ($149.3 million), general liability ($136.9 million) and special multi-peril coverage ($256.5 million).

         During the first six months of 2001, prior year loss reserve reductions and a net increase in reinsurance recoverables of $1,021.2 million and $996.4 million, respectively, were almost entirely related to the NICO Cover and the GRC Cover. The NICO Cover and the GRC Cover, which were contingent on, and occurred contemporaneously with the Acquisition, qualify for prospective reinsurance accounting treatment under the Financial Accounting Standards Board's Emerging Issues Task Force Topic No. D-54 which characterizes the protection as an indemnification by the seller for increases in the liabilities for loss and loss adjustment expenses that existed at the acquisition date.

ENVIRONMENTAL AND ASBESTOS LIABILITIES

         OneBeacon has estimated its environmental and asbestos loss and loss adjustment expense liabilities based upon several factors, including facts surrounding reported cases (such as policy limits and deductibles), current law, past and projected claim activity and past settlement values for similar claims. Immediately prior to the acquisition of OneBeacon by White Mountains, CGNU (OneBeacon's former parent) caused OneBeacon to purchase the NICO Cover for $1,114.8 million in cash. Pursuant to the NICO Cover, OneBeacon obtained $2.5 billion in total coverage against its asbestos, environmental, and certain other latent exposures, including lead paint, and ceded net nominal loss reserves of $747.6 million. As a result, OneBeacon believes that its net exposure to liabilities related to damage or injury from environmental pollution or from asbestos injury claims arising out of product or general liability coverage is limited. However, as case law expands, OneBeacon may become subject to environmental and asbestos loss and loss adjustment expense liabilities beyond those intended by policy coverage. White Mountains believes that it is unlikely that any such liabilities would have a material adverse effect on its financial condition or its cash flows. However, loss reserve additions arising from future unfavorable expansion of case law cannot be reasonably estimated at the present time, and future increases in environmental and asbestos loss reserves may emerge which would adversely affect the Company's financial position.

         The following table summarizes loss and loss adjustment expense reserves for environmental and asbestos exposures, including coverage dispute costs, at June 30, 2001 and December 31, 2000 and 1999:

                                                               December 31,
                                             June 30,  ----------------------------
Dollars in Millions                             2001           2000            1999
-----------------------------------------------------------------------------------
     Gross of reinsurance                 $    981.3     $  1,039.6      $  1,353.1
     Net of reinsurance                   $     15.6     $    786.5      $    956.0
===================================================================================

CONSTRUCTION DEFECT AND MOLD CLAIMS

         Construction defect claims represent a subset of claims that arise from coverage provided by general liability insurance. Construction defect claims arise from alleged defective work performed by contractors and subcontractors in the construction of large dwellings, such as apartments, condominiums and large developments of single family dwellings. In addition to damages arising directly from the alleged defective work, construction defect claims often allege that the economic value of the structure has been diminished. Mold claims also represent a subset of claims that arise from coverage provided by general liability insurance. The existence of certain airborne mold spores, resulting from moisture trapped in confined areas, has been alleged to cause severe health and environmental hazards. OneBeacon has sought to limit its potential future exposure to construction defect and mold claims by including exclusionary language in its insurance policies or ceasing to write business in jurisdictions where the exposure to such claims is large. As a result, OneBeacon believes that its net exposure to these claims is limited and that its reserves for such liabilities are adequate. However, as case law expands, OneBeacon may be subject to construction defect and mold loss and loss adjustment expense liabilities beyond those intended by policy coverage. White Mountains believes that it is unlikely that any such liabilities would have a material adverse effect on its financial condition or its cash flows. However, loss reserve additions arising from future unfavorable expansion of case law cannot be reasonably estimated at the present time and future increases in construction defect and mold loss reserves may emerge which would adversely affect the Company's financial position.

THIRD PARTY REINSURANCE

         In the ordinary course of its business, OneBeacon cedes various risks to high quality, highly rated, third party reinsurers in order to provide greater diversification of its business and minimize its net loss arising from large risks or catastrophic events.

         Catastrophe losses are unpredictable and the level of catastrophic losses experienced in any year could potentially be material to OneBeacon's results of operations and financial position. Examples of catastrophes include losses caused by earthquakes, wildfires, hurricanes and other types of storms, tornadoes and terrorist acts. The extent of losses caused by catastrophes is both a function of the total amount of insured exposure in an area affected by the event and the severity of the event.

         OneBeacon continually assesses and develops strategies to manage its exposure to catastrophe losses through individual risk selection, by limiting the concentration of insurance written in catastrophe- prone areas (such as coastal regions) and through the purchase of catastrophe reinsurance. OneBeacon has a catastrophe reinsurance program in place for the 2001 calendar year whereby the first $125.0 million of losses resulting from any one catastrophe are retained by OneBeacon. Catastrophe losses from a single event in excess of $125.0 million up to $650.0 million are reinsured with a syndicate of reinsurers for either 95.0% or 97.5% of the loss, depending upon the aggregate amount of all losses incurred as a result of the catastrophe.

         Reinsurance contracts do not relieve OneBeacon of its primary obligation to its policyholders. Therefore, the financial position and solvency of OneBeacon's reinsurers is critical to the collectibility of its reinsurance coverages. OneBeacon is selective with regard to its reinsurers, placing reinsurance with only those reinsurers with strong financial strength ratings. OneBeacon monitors the financial strength of its reinsurers on an ongoing basis. As a result, uncollectible amounts have not historically been significant.

         OneBeacon ceded 74.0% of its gross premiums written during the six months ended June 30, 2001. When adjusted for the one-time impact of the NICO Cover and the GRC Cover, OneBeacon ceded 7.5% of its gross premiums written during the six months ended June 30, 2001. OneBeacon ceded 9.3%, 6.7% and 8.1% of its gross premiums written during the years ended December 31, 2000, 1999 and 1998, respectively.

PROPERTY AND CASUALTY REINSURANCE

OVERVIEW

         Reinsurance is an arrangement in which a reinsurance company (the "reinsurer") agrees to indemnify an insurance company (the "ceding company") for all or a portion of the insurance risks underwritten by the ceding company under one or more insurance policies. Reinsurance can benefit a ceding company in a number of ways, including reducing net liability exposure on individual risks, providing catastrophe protections from large or multiple losses, stabilizing financial results and assisting in maintaining acceptable operating leverage ratios. Reinsurance can also provide a ceding company with additional underwriting capacity by permitting it to accept larger risks and underwrite a greater number of risks without a corresponding increase in its capital or surplus. Reinsurers may also purchase reinsurance, known as retrocessional reinsurance, to cover their own risks assumed from primary ceding companies. Reinsurance companies often enter into retrocessional agreements for many of the same reasons that ceding companies enter into reinsurance agreements.

         A significant period of time normally elapses between the receipt of reinsurance premiums and the disbursement of reinsurance claims ("float"). The claims process generally begins upon the occurrence of an event causing an insured loss followed by: (1) the reporting of the loss to the ceding company;
(2) the reporting of the loss by the ceding company to reinsurer; (3) the ceding company's adjustment and payment of the loss; and (4) the payment to the ceding company by reinsurer. During this time, the reinsurer earns investment income on the float. Therefore, even if a reinsurer's combined ratio is higher than that of a property and casualty insurance company it may still earn an equivalent or superior return on equity.

FOLKSAMERICA

         Folksamerica, through its wholly-owned subsidiary, Folksamerica Reinsurance Company (a New York-domiciled reinsurance company), is a multi-line broker-market reinsurer which provides reinsurance to insurers of property and casualty and accident and health risks in the United States, Canada, Latin America and the Caribbean. Folksamerica Reinsurance Company is currently rated "A-" (Excellent) by A.M. Best Company. During the 2000 fourth quarter and the 2001 second quarter, certain insurance operating subsidiaries of White Mountains were contributed to Folksamerica. These operations, which in the aggregate are not significant to White Mountains, are excluded from the following discussion of Folksamerica.

         During the six months ended June 30, 2001, Folksamerica had net written premiums of $228.9 million. During 2000, 1999 and 1998, Folksamerica had net written premiums of $332.6 million, $201.7 million and $212.6 million, respectively. At June 30, 2001, Folksamerica had total assets of $2.7 billion and shareholder's equity of $534.4 million. At December 31, 2000 and 1999, Folksamerica had total assets of $2.8 billion and $1.3 billion, respectively, and shareholder's equity of $339.7 million and $249.4 million, respectively.

         Folksamerica writes both treaty and facultative reinsurance. Treaty reinsurance is an agreement whereby the ceding company is obligated to cede, and the reinsurer is obligated to assume, a specified portion or category of risk under all qualifying policies issued by the ceding company during the term of a treaty. In the underwriting of treaty reinsurance, the reinsurer does not evaluate each individual risk assumed and generally accepts the original underwriting decisions made by the ceding insurer.

Facultative reinsurance is underwritten on a risk-by-risk basis whereby Folksamerica applies its own pricing to an individual exposure. Facultative reinsurance is normally purchased by insurance companies for individual risks not covered under reinsurance treaties or for amounts in excess of limits on risks covered under reinsurance treaties. The majority of Folksamerica's premiums are derived from treaty reinsurance contracts both on an excess of loss and quota share basis, which in 2000 amounted to 23.2% and 67.1% of its total earned premiums, respectively. Folksamerica derives its business from a spectrum of ceding insurers including national, regional, specialty and excess and surplus lines writers. Folksamerica determines which risks it accepts based on the anticipated underwriting results of the transaction, which are evaluated on a variety of factors including the quality of the reinsured, the attractiveness of the reinsured's insurance rates, policy conditions and the adequacy of the proposed reinsurance terms.

         Folksamerica commenced writing business in 1980 as one of a host of newly formed, foreign- owned reinsurers capitalized with minimum surplus. In 1991, recognizing that surplus size would become an increasingly important business issue, Folksamerica launched an aggressive strategy to increase its resources and capacity through the acquisition of select broker-market reinsurance and property and casualty insurance companies. Since 1991, Folksamerica has acquired several other reinsurers which has served to raise Folksamerica's surplus and contributed a number of important business relationships. Folksamerica's more recent acquisitions included USF Re Insurance Co. ("USF Re"), PCA Property & Casualty Insurance Company ("PCA"), substantially all the reinsurance operations of Risk Capital Reinsurance Company ("Risk Capital") and C-F Insurance Company. Folksamerica may acquire additional insurance and reinsurance operations in the future.

LINES OF BUSINESS AND GEOGRAPHIC CONCENTRATION

         BUSINESS LINES. Folksamerica writes three main lines of reinsurance: liability reinsurance, property reinsurance and accident and health reinsurance, which for the six months ended June 30, 2001 represented 62%, 27% and 6% of its net written premiums, respectively.

         Folksamerica's net written premiums by line of business and by geographic region for the six months ended June 30, 2001 and the years ended December 31, 2000, 1999 and 1998 were as follows:


                                             Six Months         Year Ended December 31,
                                            ended June 30,  ------------------------------
Business line  ($ in millions)                   2001          2000      1999     1998 (1)
------------------------------------------------------------------------------------------
   Liability                                    $   141.3   $   208.4 $   122.6 $    122.0
   Property                                          61.7        91.6      68.9       87.2
   Accident and Health                               12.7        26.4         -          -
   Other                                             13.2         6.2      10.2        3.4
                                               -------------------------------------------
Total                                           $   228.9   $   332.6 $   201.7 $    212.6
==========================================================================================


                                             Six Months         Year Ended December 31,
                                            ended June 30,  ------------------------------
Geographic region  ($ in millions)               2001          2000      1999     1998 (1)
------------------------------------------------------------------------------------------
   United States                                $   205.5   $   296.7 $   172.2 $    190.9
   Canada                                            12.3        21.6      21.0       13.9
   Latin America and the Carribean                   11.1        14.3       8.5        7.8
                                               -------------------------------------------
Total                                           $   228.9   $   332.6 $   201.7 $    212.6
==========================================================================================

(1) White Mountains acquired all the outstanding capital stock of Folksamerica in August 1998. Prior to that date, White Mountains owned a 50% economic interest in Folksamerica.

MARKETING

         Folksamerica obtains most of its reinsurance business through brokers and reinsurance intermediaries that represent the ceding company in negotiations for the purchase of reinsurance. The process of effecting a brokered reinsurance placement typically begins when a ceding company enlists the aid of a reinsurance broker in structuring a reinsurance program. Often the ceding company and the broker will consult with one or more lead reinsurers as to the pricing and contract terms for the reinsurance protection being sought. Once the ceding company has approved the terms quoted by the lead reinsurer, the broker will offer participation to qualified reinsurers until the program is fully subscribed by reinsurers at terms agreed to by all parties.

         Folksamerica generally pays ceding companies a ceding commission under quota share reinsurance treaties. The ceding commission is generally based on the ceding company's cost of acquiring the business being reinsured (commissions, premium taxes and certain miscellaneous expenses). During the six months ended June 30, 2001 and the year ended December 31, 2000, Folksamerica received no more than 10% of its gross reinsurance premiums from any individual ceding company. Additionally, Folksamerica pays reinsurance brokers' commissions based on negotiated percentages of the premium it writes. These commissions, which average approximately 5% of premium, constitute a significant portion of Folksamerica's total acquisition costs and are included in its underwriting expenses. During the six-month period ended June 30, 2001 and the year ended December 31, 2000, Folksamerica received approximately 54.8% and 56.4%, respectively, of its gross reinsurance premiums written from three major reinsurance brokers as follows: (1) AON Re, Inc. - 19.8% and 17.2%, respectively; (2) Benfield Blanch - 19.3% and 21.6%, respectively; and (3) Guy Carpenter - 15.7% and 17.6%, respectively.

UNDERWRITING AND PRICING

         Folksamerica's actuaries separately evaluate each underwriting opportunity presented by Folksamerica's reinsurance brokers in order to determine price. Folksamerica prices its products by assessing the desired return on the capital needed to write a given contract and by estimating future loss and loss adjustment expenses and investment income to be earned on net cash flow from the contract. Folksamerica will only accept contracts with a high likelihood of generating acceptable returns on equity. Folksamerica's estimates are based on a number of underwriting factors including historical analysis of results, estimates of future loss costs, a review of other programs displaying similar exposure characteristics, the primary insurer's underwriting and claims experience and the primary insurer's financial condition.

CLAIMS

         Folksamerica maintains a staff of experienced reinsurance claim specialists that work closely with reinsurance intermediaries to obtain specific claims information from its customers. Folksamerica's claims staff also regularly perform onsite claim reviews of Folksamerica's customers to improve the insured's claim-handling ability, which can, in turn, reduce the total losses ceded by the insured to Folksamerica. In addition, Folksamerica's claim specialists often review loss information provided to Folksamerica by the insured for adequacy and appropriateness. The results of Folksamerica's onsite claim reviews are shared with its actuaries and underwriters to ensure that they are making the correct assumptions in pricing its products and that Folksamerica's loss reserves are appropriately stated.

LOSS AND LOSS ADJUSTMENT EXPENSE RESERVES

         Folksamerica establishes loss and loss adjustment expense reserves that are estimates of future amounts needed to pay claims and related expenses with respect to insured events that have occurred. Loss and loss adjustment expense reserves have two components: case reserves and IBNR reserves. Reserve estimates reflect the judgment of both the ceding company and the reinsurer, based on the experience and knowledge of their respective claims personnel, regarding the nature and value of the claim. The ceding company may periodically adjust the amount of the case reserves as additional information becomes known or partial payments are made. Upon notification of a loss from a ceding company, Folksamerica establishes case reserves, including loss adjustment expense reserves, based upon Folksamerica's share of the amount of reserves established by the ceding company and Folksamerica's independent evaluation of the loss. Where appropriate, Folksamerica establishes case reserves in excess of its share of the reserves established by the ceding company.

         Folksamerica uses a combination of actuarial methods to determine its IBNR reserves. These methods fall into two general categories: (1) methods by which ultimate claims are estimated based upon historical patterns of paid and reported claim development experienced by Folksamerica, as supplemented by reported industry patterns, and (2) methods in which the level of Folksamerica's IBNR claim reserves are established based upon the application of expected loss ratios relative to earned premium by accident year, line of business and type of reinsurance written by Folksamerica.

         The process of estimating loss and loss adjustment expense reserves involves a considerable degree of judgment by management. During the claims settlement period, which may extend over a long period of time, additional facts regarding claims and trends may become known which may cause Folksamerica to adjust its estimates of the ultimate liability. As a result, actual loss and loss adjustment expenses may deviate, perhaps substantially, from estimates reflected in the Company's consolidated financial statements.

         The following table presents the subsequent development of the year-end reinsurance losses for the ten-year period from 1990 to 2000. Section I of the table shows the estimated liabilities that were recorded at the end of each of the indicated years for all current and prior year unpaid losses and loss adjustment expenses. Section II shows the re-estimate of the liabilities made in each succeeding year. Section III shows the cumulative liabilities paid of such previously recorded liabilities. Section IV shows the cumulative deficiency representing the aggregate change in the liability from the original balance sheet dates:

---------------------------------------------------------------------------------------------------------------------
                                       Reinsurance Loss and Loss Adjustment Expenses (1), (3)

                                                      Year Ended December 31,
---------------------------------------------------------------------------------------------------------------------
Dollars in Millions 1990 (2) 1991 (2) 1992     1993     1994     1995      1996     1997     1998     1999      2000
---------------------------------------------------------------------------------------------------------------------
I. Liability for
   unpaid losses
   and LAE:
   Gross balance    $     -  $    -  $ 758.3  $ 798.4  $ 856.2  $ 981.5  $1,578.7 $1,461.3 $1,437.6 $1,210.7 $1,500.7
   Less: reins.
   recoverables on
   unpaid losses
   and LAE                -        -  (172.0)  (154.4)  (182.4)  (201.0)   (390.2)  (352.0)  (397.9)  (324.1)  (702.8)
                    -------------------------------------------------------------------------------------------------

Net balance         $ 431.8  $ 506.3 $ 586.3  $ 644.0  $ 673.8  $ 780.5  $1,188.5 $1,109.3 $1,039.7 $  886.6 $  797.9
---------------------------------------------------------------------------------------------------------------------
II. Liability
    re-estimated
    as of:
     1 year later     466.3    543.4   601.5    672.5    701.8    834.1   1,222.6  1,125.5  1,036.0    914.4
     2 years later    494.3    542.9   626.0    706.0    748.6    855.4   1,224.6  1,108.5  1,047.8
     3 years later    489.2    567.6   653.2    746.3    763.7    862.7   1,206.4  1,114.5
     4 years later    508.0    589.2   680.7    761.3    767.0    874.9   1,214.2
     5 years later    522.9    610.2   694.8    764.1    778.8    874.2
     6 years later    539.1    623.0   699.6    772.8    779.2
     7 years later    551.3    630.6   706.5    774.2
     8 years later    559.3    637.1   709.1
     9 years later    567.1    635.7
    10 years later    566.7
---------------------------------------------------------------------------------------------------------------------
III. Cumulative
     amount of
     liability
     paid
     through:
     1 year later     113.0    136.7   165.1    219.8    201.9    225.5     322.6    277.5    291.4    102.3
     2 years later    179.8    202.6   289.8    337.3    323.4    363.6     506.7    472.0    390.6
     3 years later    219.8    290.9   366.2    418.2    412.8    457.0     656.6    582.4
     4 years later    286.3    343.4   423.9    481.2    474.3    542.8     774.0
     5 years later    322.5    382.1   467.9    521.4    530.8    608.2
     6 years later    352.3    415.8   495.2    565.8    572.7
     7 years later    377.4    439.1   530.6    596.3
     8 years later    394.4    480.7   551.0
     9 years later    421.1    488.4
    10 years later    439.1
---------------------------------------------------------------------------------------------------------------------
IV. Cumulative      $ 134.9  $ 129.4 $ 122.8  $ 130.2  $ 105.4  $  93.7  $   25.7 $    5.2 $    8.1 $   27.8 $      -
    deficiency

      Percent
      deficient        31.2%    25.6%   20.9%    20.2%    15.6%    12.0%      2.2%     0.5%     0.8%     3.1%       -%
---------------------------------------------------------------------------------------------------------------------

(1) The table excludes certain other insurance operations of White Mountains whose liability for unpaid losses and LAE totaled $55.6 million, $68.9 million, $88.5 million, $71.9 million and $65.4 million as of December 31, 2000, 1999, 1998, 1997 and 1996, respectively.

(2) For the years 1990 and 1991 liabilities are shown net of reinsurance recoverables on paid and unpaid losses and LAE, as was the accounting practice prior to the implementation of SFAS 113.

(3) The above table includes the complete loss development history for all periods presented for all companies acquired by Folksamerica through an instrument of Transfer and Assumption approved by the appropriate insurance regulators. Under the instrument, insurance regulators require that Folksamerica report reserve development on loss and loss adjustment expense reserve liabilities as if the companies had been combined from their inception.

      The following table summarizes Folksamerica's loss and loss adjustment expense reserve activity for the six months ended June 30, 2001 and the years ended December 31, 2000 and 1999 and 1998:

                                                                                Six
                                                                             Months
                                                                              Ended      Year Ended December 31,
                                                                           June 30,   -----------------------------
Millions                                                                       2001        2000      1999  1998 (3)
-------------------------------------------------------------------------------------------------------------------
Gross beginning balance                                                  $  1,500.7    $  782.1  $  723.2 $   739.1
    Less beginning reinsurance recoverables on unpaid losses and LAE         (702.8)     (136.2)   (129.0)   (122.8)
                                                                       --------------------------------------------
Net loss and LAE reserves                                                     797.9       645.9     594.2     616.3

Loss and LAE reserves acquired  - USF Re (1)                                      -           -     106.5         -
Loss and LAE reserves acquired - PCA (1)                                          -       253.8         -         -
Loss and LAE reserves acquired - Risk Capital (1)                                 -       312.6         -         -
Loss and LAE reserves transferred and assumed (2)                               4.0      (270.2)        -         -

Loss and LAE incurred relating to:

    Current year losses                                                       169.1       247.9     152.9     167.1
    Prior year losses                                                           9.1        22.9      29.3       3.2
                                                                       --------------------------------------------
Total incurred loss and LAE                                                   178.2       270.8     182.2     170.3

Loss and LAE paid relating to:
    Current year losses                                                       (16.9)      (16.0)    (55.4)    (37.1)
    Prior year losses                                                        (226.3)     (399.0)   (181.6)   (155.3)
                                                                       --------------------------------------------
Total loss and LAE payments                                                  (243.2)     (415.0)   (237.0)   (192.4)

Net ending balance                                                            736.9       797.9     645.9     594.2

    Plus ending reinsurance recoverables on unpaid losses and LAE             763.2       702.8     136.2     129.0
                                                                       --------------------------------------------
Gross ending balance                                                     $  1,500.1    $1,500.7  $  782.1 $   723.2
-------------------------------------------------------------------------------------------------------------------

(1) Reinsurance recoverables on unpaid losses and LAE acquired in the Risk Capital, PCA and USF Re acquisitions were $59.1 million, $153.3 million and $21.8 million, respectively.

(2) Includes $270.6 million of loss and LAE reserves ceded to a third party during 2000.

(3) White Mountains acquired all the outstanding capital stock of Folksamerica in August 1998. Prior to that date, White Mountains owned a 50% economic interest in Folksamerica.

      Prior year reserve strengthening of $9.1 million for the six months ended June 30, 2001 was primarily from higher than expected reported losses in Folksamerica's property excess line recorded during the 2001 first quarter.

      Prior year reserve strengthening of $22.9 million and $29.3 million in 2000 and 1999, respectively, was primarily from additions to the reserves acquired with USF Re and Risk Capital and additions resulting from asbestos, environmental liability and breast implant exposures.

      Since 1991, Folksamerica has acquired several other insurers and reinsurers, which has increased Folksamerica's surplus and contributed a number of important business relationships. The structure of Folksamerica's acquisitions often provides effective economic protections to offset potential post- acquisition loss development. Folksamerica's statutory combined ratios generally do not reflect such protections which are usually recorded at the holding company level. For the six months ended June 30, 2001 and the years ended December 31, 2000 and 1999, Folksamerica recorded $7.1 million, $27.8 million and $20.3 million of net after tax benefits, respectively, resulting from favorable purchase structures which mitigate the impact of future adverse loss development from such acquisitions. These benefits for the six-month period ended June 30, 2001 consisted entirely of deferred credit amortization. These benefits for 2000 consisted of a $6.8 million after tax reduction in the note issued in connection with Folksamerica's acquisition of USF Re (the "USF Re Seller Note"), $10.0 million of various purchase price adjustments and $11.0 million of net after-tax deferred credit amortization. These benefits for 1999 consisted of a $14.0 million after-tax reduction in the USF Re Seller Note and $6.3 million of net after-tax deferred credit amortization.

COMPETITION

PROPERTY AND CASUALTY INSURANCE

      Property and casualty insurance is highly competitive and stringently regulated by state insurance departments. As a result, it is often difficult for insurance companies to differentiate their products to consumers. The two most significant competitive factors for most insurance products offered by OneBeacon are price and service. As a property and casualty insurer that writes exclusively through independent agents, OneBeacon believes that most property and casualty insurance customers value the counsel of a professional independent agent, and that its exclusive use of independent agents is a competitive advantage over direct-response writers. OneBeacon is able to offer independent agents broader product offerings (including both commercial and personal lines) and greater financial strength than many smaller carriers who are its primary competitors in the independent agent channel. As a result of the Renewal Rights Agreement, OneBeacon expects to become a large Northeast regional company. As a sizable regional company, OneBeacon expects that it can continue to provide broad product offerings yet believes that its narrower focus will allow OneBeacon to provide more responsive and comprehensive service to its agents and customers.

PROPERTY AND CASUALTY REINSURANCE

      In general, competition among primary companies has caused insurers to reduce their own premium writings or restructure their reinsurance programs, thereby reducing the amount of reinsurance they purchase. As a result of consolidation within the industry, many ceding companies are now larger and financially stronger, thereby enabling them to retain more risk. In addition, increasingly intense competition in the reinsurance markets caused by increased industry capital has historically driven reinsurance prices on many programs below levels which Folksamerica will accept. However, modest improvements in overall reinsurance pricing have emerged at recent renewal dates due to a reduction in capacity of some reinsurers. The significant insured losses resulting from the terrorist attacks on September 11, 2001 will likely cause reinsurance pricing, terms and conditions to improve significantly in the coming months. Folksamerica's management believes that the reinsurance industry, including the intermediary market, will continue to undergo further consolidation. Management further believes that size and financial strength will become increasingly important factors in selecting reliable reinsurance partners.

REGULATION

      White Mountains' insurance and reinsurance operations are subject to regulation and supervision in each of the jurisdictions where they are domiciled and licensed to conduct business. Generally, regulatory authorities have broad supervisory and administrative powers over such matters as licenses, standards of solvency, premium rates, policy forms, investments, security deposits, methods of accounting, form and content of financial statements, reserves for unpaid loss and loss adjustment expenses, reinsurance, minimum capital and surplus requirements, dividends and other distributions to shareholders, periodic examinations and annual and other report filings. In general, such regulation is for the protection of policyholders rather than shareholders. Over the last several years most states have implemented laws that establish standards for current, as well as continued, state accreditation. In addition, the National Association of Insurance Commissioners ("NAIC") has adopted risk-based capital ("RBC") standards for property and casualty companies as a means of monitoring certain aspects affecting the overall financial condition of insurance companies. The current RBC ratios of White Mountains' active insurance and reinsurance subsidiaries are believed to be satisfactory and such ratios are not expected to result in any adverse regulatory action. White Mountains is not aware of any current recommendations by regulatory authorities that would be expected to have a material effect on its results of operations or liquidity.

      As a condition of its license to do business in certain states, White Mountains' insurance operations are required to participate in mandatory shared market mechanisms. Each state dictates the types of insurance and the level of coverage that must be provided. The most common type of shared market mechanism in which White Mountains is required to participate is an assigned risk plan. Many states, including New Jersey and New York, operate assigned risk plans. These plans require insurers licensed within the applicable state to accept the applications for insurance policies of individuals who are unable to obtain insurance in the voluntary market. The total amount of such policies an insurer is required to accept is based on its market share of voluntary business in the state. Underwriting results related to assigned risk plans are typically adverse. Reinsurance facilities are another type of shared market mechanism. Reinsurance facilities require an insurance company to accept all applications submitted by certain state designated agents. As a result, an insurer could be underwriting policies with a higher risk of loss than it would normally accept. The reinsurance facility then allows the insurer to cede some of its business to the reinsurance facility so that the facility will reimburse the insurer for claims paid on ceded business. Typically, however, reinsurance facilities operate at a deficit, which is funded through assessments against the same insurers.

      The insurance laws of many states generally provide that property and casualty insurers doing business in those states belong to a statutory property and casualty guaranty association. The purpose of these guaranty associations is to protect policyholders by requiring that solvent property and casualty insurers pay certain insurance claims of insolvent insurers. These guaranty associations generally pay these claims by assessing solvent insurers proportionately based on the insurer's share of voluntary premiums written in the state. While most guaranty associations provide for recovery of assessments through rate increases, surcharges or premium tax credits, there is no assurance that insurers will ultimately recover these assessments.

      Many states have laws and regulations that limit an insurer's ability to exit a market. For example, certain states limit a private passenger auto insurer's ability to cancel and non-renew policies. Furthermore, certain states prohibit an insurer from withdrawing one or more lines of insurance business from the state, except pursuant to a plan that is approved by the state insurance regulators who can refuse to approve such plans on the grounds that they could lead to market disruption. Such laws and regulations may restrict White Mountains' ability to exit unprofitable markets.

      Nearly all states have insurance laws requiring personal property and casualty insurers to file price schedules, policy or coverage forms, and other information with the state's regulatory authority. In most cases, such price schedules and/or policy forms must be approved prior to use. While pricing laws vary from state to state, their objectives are generally to ensure that prices are adequate, not excessive and not unfairly discriminatory.

      White Mountains' insurance subsidiaries are subject to state laws and regulations that require investment portfolio diversification and that limit the amount of investment in certain categories. Non- compliance may cause non-conforming investments to be ignored in measuring statutory surplus and, in some instances, may require divestiture. White Mountains investment portfolio at June 30, 2001 complied with such laws and regulations in all material respects.

      One of the primary sources of cash inflows for the Company and certain of its intermediary holding companies is dividends received from its operating subsidiaries. Under the insurance laws of the states and countries under which White Mountains' insurance subsidiaries are domiciled, an insurer is restricted with respect to the timing or the amount of dividends it may pay without prior approval by regulatory authorities. In a given calendar year, the insurance subsidiaries can generally dividend without prior regulatory approval up to the greater of 10% of their statutory surplus at the beginning of the year or the prior year's statutory net income, subject to the availability of unassigned funds (the statutory accounting equivalent of retained earnings). Larger dividends can be paid only upon regulatory approval. Accordingly, there is no assurance regarding the amount of such dividends that may be paid by such subsidiaries in the future.

      White Mountains is subject to regulation under certain state insurance holding company acts. These regulations contain reporting requirements relating to the capital structure, ownership, financial condition and general business operations of White Mountains' insurance and reinsurance subsidiaries. These regulations also contain special reporting and prior approval requirements with respect to certain transactions among affiliates.

      While the federal government does not directly regulate the insurance business, federal legislation and administrative policies affect the insurance industry. In addition, legislation has been introduced from time to time in recent years that, if enacted, could result in the federal government assuming a more direct role in the regulation of the insurance industry. A number of enacted and pending legislative measures could lead to increased consolidation and increased competition for business and for capital in the financial services industry. White Mountains cannot predict whether any state or federal measures will be adopted to change the nature or scope of the regulation of the insurance business or what effect such measures may have on its insurance and reinsurance operations.

      Environmental pollution cleanup of polluted waste sites is subject to both federal and state regulation. The Comprehensive Environmental Response Compensation and Liability Act of 1980 ("Superfund") and comparable state statutes ("mini-Superfund") govern the cleanup and restoration of waste sites by "Potentially Responsible Parties" ("PRPs"). Superfund and the mini-Superfunds establish a mechanism to pay for cleanup of waste sites if PRPs fail to do so, and to assign liability to PRPs. The extent of liability allocated to a PRP is dependent on a variety of factors and the extent of cleanup necessary and the process of assigning liability remains in dispute. The insurance industry in general is involved in extensive litigation regarding coverage issues arising out of the cleanup of waste sites by insured PRPs and as a result has disputed many such claims. Superfund reform proposals have been introduced in Congress, but none has yet been enacted. At this time, it remains unclear as to whether Superfund reform legislation will be enacted or that any such legislation will provide for a fair, effective and cost-efficient system for settlement of Superfund related claims. The NICO Cover is designed to protect OneBeacon from such exposures; however, there can be no assurance that the coverage provided under the NICO Cover will ultimately prove to be adequate.

RATINGS

      Insurance and reinsurance companies are evaluated by various rating agencies in order to provide a basis for measuring the financial strength of individual insurance companies. Higher ratings generally indicate financial stability and a stronger ability to pay claims. A.M. Best Company, a rating agency which specializes in the insurance and reinsurance industry, currently rates OneBeacon's principal operating insurance subsidiaries "A" (Excellent) and Folksamerica's principal reinsurance operating subsidiary "A-" (Excellent). White Mountains believes that strong ratings are important factors in the marketing of insurance products to agents and consumers.

INVESTMENTS

INVESTMENT PHILOSOPHY AND STRATEGY

      At June 30, 2001, White Mountains' investment portfolio consisted of $7,667.1 million (86%) of fixed maturity investments, $988.8 million (11%) of short-term investments and $279.5 million (3%) of common stocks and other investments. White Mountains' fixed maturity portfolio at June 30, 2001 consisted principally of high grade corporate debt securities (45%), U.S. government and agency securities (31%) and mortgage-backed securities (19%).

      White Mountains' investment philosophy is to invest all assets with a view towards maximizing its after-tax total return over extended periods of time. Under this approach, each dollar of after-tax investment income, realized gains and losses and unrealized gains and losses is valued equally. White Mountains' current investment portfolio consists primarily of fixed maturity investments. White Mountains' overall fixed maturity investment strategy is to purchase securities that are attractively priced in relation to perceived credit risks. White Mountains generally manages the interest rate risk associated with holding fixed maturity investments by actively monitoring and maintaining the average duration of the portfolio with a view towards achieving an adequate after-tax total return without subjecting the portfolio to an unreasonable level of interest rate risk.

      Management further believes that the investment assets of its insurance and reinsurance operations should be invested in a "balanced portfolio" consisting of a mixture of fixed income investments, equity securities and other investments (primarily investments in limited partnership interests that invest in common equity securities) in order to maximize returns over extended periods of time. White Mountains' Investment Committee, comprised of certain officers and key managers of OneBeacon and other investment professionals, oversee White Mountains' investment activities. The Investment Committee regularly monitors the overall investment results of White Mountains, reviews the results of each of White Mountains' various investment managers, reviews compliance with established investment guidelines, approves all purchases and sales of investment securities and ultimately reports the overall investment results to the Company's Board of Directors.

      As previously stated, the investment portfolios of White Mountains' insurance and reinsurance operations consist primarily of fixed maturity investments but also consist, in part, of common equity securities and other investments. White Mountains' management believes that modest investments of common equity securities and other investments within its investment portfolio are likely to enhance after tax total returns without significantly increasing the risk profile of the portfolio when considered over long periods of time.

      Historically, the fixed maturity portfolios of both White Mountains and OneBeacon has been comprised primarily of investment grade corporate debt securities, U.S. government and agency securities and mortgage-backed securities (i.e., greater than 99% of such securities received a rating from the National Association of Insurance Commissioners of 1 or 2). Nearly all the fixed income securities currently held by White Mountains are publicly traded. White Mountains expects to continue to invest primarily in high-quality fixed maturity investments.

EMPLOYEES

      As of June 30, 2001, White Mountains employed approximately 6,995 persons (consisting of five persons at the Company, approximately 190 persons at Folksamerica and approximately 6,800 persons at OneBeacon). As a result of the Renewal Rights Agreement, the Company expects approximately 2,700 of its employees to be transferred to Liberty Mutual. Management believes that White Mountains has satisfactory relations with its employees and with its agents.

PROPERTIES

      The company maintains two professional offices in Hamilton, Bermuda which serve as its headquarters and its registered office. In addition, the company and certain of its subsidiaries maintain a professional office in Hanover, New Hampshire which serves, in part, as its principal executive office. The home offices of OneBeacon and Folksamerica are located in Boston, Massachusetts and New York, New York, respectively. In addition, OneBeacon and Folksamerica maintain branch offices in various cities throughout the United States. White Mountains' principal executive office, its home offices and most of its branch offices are leased with the exception of branch offices located in Florida, Illinois, New Jersey, New York, Tennessee and Washington, which are owned by OneBeacon. Additionally, OneBeacon owns office facilities in Illinois, Pennsylvania and Oregon, which serve as regional headquarter locations. Management considers its office facilities suitable and adequate for its current level of operations. See White Mountains' and OneBeacon's consolidated financial statements for the three years ended December 31, 2000, which are incorporated by reference herein, for further information concerning commitments and contingencies concerning its owned and leased properties.

LEGAL PROCEEDINGS

      We, in common with the insurance and reinsurance industry in general, are subject to litigation and arbitration in the normal course of business. As of June 30, 2001, we were not a party to any material litigation or arbitration other than as routinely encountered in the insurance and reinsurance industry, none of which is expected by management to have a material adverse effect on our financial condition.

                        DESCRIPTION OF OTHER OBLIGATIONS

      THE FOLLOWING SUMMARY OF OUR OTHER OBLIGATIONS DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED BY REFERENCE TO THE DEFINITIVE DOCUMENTATION FOR SUCH OBLIGATIONS.

FUND AMERICAN CREDIT FACILITY

   GENERAL

      In connection with the acquisition of OneBeacon, a credit facility was provided by a syndicate of banks, financial institutions and other entities, with Lehman Brothers Inc. as the advisor, lead arranger and book manager, Fleet National Bank as the syndication agent, Bank of America, N.A., as documentation agent and Lehman Commercial Paper Inc. as the administrative agent.

      The credit facility is comprised of two term loan facilities and a revolving credit facility. The term loan facilities are comprised of a $300.0 million Tranche A Loan with a five-year maturity and a $400.0 million Tranche B Loan with a six-year maturity. The revolving credit facility provides for revolving credit loans of up to $175.0 million, including up to $25.0 million available for the issuance of letters of credit. The revolving credit facility matures on June 1, 2006.

   INTEREST RATE, FEES

      All borrowings under the credit facility bear interest, at Fund American's election, at a rate per annum equal to either: (a) the base rate (generally, the higher of (x) the prime lending rate of the British Banking Association and (y) the Federal funds rate as established by the Federal Reserve Bank of New York plus 0.50%) plus (i) 0.50% to 1.75%, in the case of the revolving credit facility and the Tranche A Loan, and (ii) 1.50% to 2.50%, in the case of the Tranche B Loan, or (b) the eurodollar rate (the rate based on a formula relating to the rate for dollar deposits in the interbank eurodollar market for a given interest period) plus (i) 1.50% to 2.75%, in the case of the revolving credit facility and the Tranche A Loan, and (ii) 2.50% to 3.50%, in the case of the Tranche B Loan.

      A commitment fee calculated at a rate of between 0.25% and 0.375% per annum is payable on the average daily unused portion of the revolving credit facility.

   INTEREST RATE SWAPS

      Since June 2001, Fund American has entered into a series of interest rate swaps with large financial institutions that were undertaken to achieve a fixed interest rate on the term loans under the credit facility. The interest rate swaps consist of a $200.0 million notional contract that was executed in June 2001, which is indexed to a 6.050% ten-year rate, a $200.0 million notional contract that was executed in September 2001, which is indexed to a 3.955% three-year rate, and $100.0 million and $200.0 million notional contracts that were executed in October 2001, which are indexed to a 3.825% three-year rate.

      Pursuant to Statement of Financial Accounting Standard ("SFAS") No. 133, the interest rate swap investments are carried at fair value on our balance sheet with changes in their fair value reported directly through the income statement as the swap investments do not satisfy the criteria for hedge accounting under SFAS No. 133.

   REPAYMENT, PREPAYMENTS

      The Tranche A Loan and the Tranche B Loan are repaid quarterly in amounts equal to a specified percentage rate multiplied by the principal amount borrowed.

      The term loans may be prepaid at any time without premium or penalty with the exception that any payments on the Tranche B Loan on or prior to December 1, 2002, shall include a prepayment premium ranging from 0.5% to 1.5%.

      The credit facilities are subject to mandatory prepayments with (i) 50% of the net proceeds in excess of $5.0 million from certain equity issuances and
(ii) 100% of the net proceeds in excess of $10.0 million from certain assets sales.

   GUARANTEES, SECURITY

      The obligations of Fund American in respect of the credit facility are unconditionally guaranteed by OneBeacon, each of its subsidiaries (other than insurance company subsidiaries, certain foreign subsidiaries, and A.W.G. Dewar) and Fund American Enterprises Holdings, Inc. ("Enterprises").

      The obligations of Fund American and each guarantor in respect of the credit facility are secured by a perfected first priority security interest in all their assets including the capital stock of their non- insurance company subsidiaries (other than A.W.G. Dewar) and each of their first-tier insurance company subsidiaries.

   CERTAIN COVENANTS

      The credit facility contains affirmative covenants which include:

      -  reporting requirements;

      -  conduct of business and compliance with laws;

      -  requirements to maintain properties and insurance; and

      -  requirements to maintain interest rate protection.

      The credit facility also contains negative covenants that restrict the ability to:

      -  incur indebtedness and issue preferred stock;

      -  incur liens;

      -  engage in mergers, acquisitions, consolidations and asset sales;

      -  declare dividends or redeem or repurchase capital stock;

      -  make investments;

      - make payments in respect of, or modify the terms of, subordinated indebtedness and other debt instruments;

      -  transact with affiliates; and

      -  enter into sale and leaseback transactions.

      In addition, the credit facility requires compliance with various financial covenants, including minimum interest and fixed charge coverage, maximum leverage, minimum net worth and statutory surplus and a minimum risk-based capital ratio.

   EVENTS OF DEFAULT

      The credit facility contains customary events of default including payment defaults, breaches of representations and warranties, covenant defaults, cross-default to certain other indebtedness, bankruptcy and insolvency events, ERISA violations, material judgments, invalidity of any guarantee or security document and a change of control.

   ENTERPRISES SUBORDINATED SELLER NOTE

      In connection with the acquisition of OneBeacon, Enterprises issued to CGNU plc a $260.0 million aggregate principal amount note. The note matures on December 1, 2002 and pays interest as described below. The full amount of the principal and interest is payable at maturity in cash. However, subject to certain exceptions, White Mountains has the option to purchase the note at a purchase price equal to the aggregate principal amount thereof plus accrued interest, such purchase price to be paid in common shares of White Mountains at a deemed value of $245 per share. In the event the note is paid in common shares, the recipients of such shares would be entitled to three demand and unlimited piggyback registration rights. The note contains customary anti-dilution protection and events of default such as failure to pay, bankruptcy events and cross-acceleration to other debt.

      The note bears interest equal to the six-month LIBOR rate plus the sum of
(i) 0.5% and (ii) the weighted average of the eurodollar margin rate for the (x) revolving credit facility and the Tranche A Loan and (y) the Tranche B Loan. The interest rate is reset every six months from issuance until the principal and interest are paid in full.

   FUND AMERICAN PREFERRED STOCK

      In connection with the acquisition of OneBeacon, Fund American issued and sold 300,000 shares of Series A Preferred Stock, par value $1.00 per share ("Fund American Preferred Stock"), to Berkshire. The Fund American Preferred Stock pays cumulative dividends at a rate of 2.35475% per quarter on March 31, June 30, September 30 and December 31 of each year. If any dividend is not paid, Fund American is prohibited from paying any dividends or making any distributions on any stock junior to the Fund American Preferred Stock until all such dividends are paid.

      If Fund American's dividend payments are no longer eligible for the dividends received deduction or the dividends are treated as extraordinary, in each case pursuant to the Internal Revenue Code, Fund American will reimburse the holder of the Fund American Preferred Stock for the additional taxes, interest and penalties due to the loss of all or a portion of the deduction or the treatment of such dividends as extraordinary.

      The holders of the Fund American Preferred Stock will not be entitled to any voting rights other than those provided in Fund American's certificate of incorporation or as required by law. However, the consent of the holders of two-thirds of the Fund American Preferred Stock is required to amend, alter or repeal Fund American's certificate of incorporation or the certificate of designation relating to the Fund American Preferred Stock. In addition, subject to certain exceptions, as long as any shares of Fund American Preferred Stock are outstanding, Fund American shall not declare or pay any dividend or

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distribution on any stock junior to the Fund American Preferred Stock or repurchase any junior stock, or make any loan to, or guarantee any indebtedness of, White Mountains or any subsidiary that is intermediate between White Mountains and Fund American, without the consent of the holders of a majority of the Fund American Preferred Stock.

      Fund American must redeem the Fund American Preferred Stock on May 31, 2008, at a redemption price of $1,000 per share plus accrued and unpaid dividends to the date of payment.

      In the event of any liquidation, dissolution or winding up of Fund American, the holders of the Fund American Preferred Stock will be entitled to receive a liquidation preference amount of $1,000 per share plus accrued and unpaid dividends to the date of payment.

ENTERPRISES PREFERRED STOCK

      On May 31, 2001, Enterprises issued and sold 20,000 shares of Series A Preferred Stock, par value $1.00 per share ("Enterprises Preferred Stock"), to Zenith Insurance Company. The Enterprises Preferred Stock pays cumulative dividends at a rate of (i) on or prior to June 30, 2007, 10% per annum, and (ii) after June 30, 2007, 14% per annum. Dividends are payable in arrears quarterly on March 31, June 30, September 30 and December 31 of each year. If Enterprises fails to pay a dividend when due or if the stock does not meet specific rating criteria of, and is valued below $950 by, the National Association of Insurance Commissioners, the dividend rate shall increase by 0.50% per annum each quarterly period to a maximum of 18%. The dividend rate shall decrease to the applicable rate once all accrued dividends are paid in full or, in the case that the stock meets the specific rating criteria and valuation, the dividend rate will decrease by 0.50% per annum each quarter to a minimum of the applicable dividend rate.

      Subject to specific exceptions, in the event that Enterprises' dividend payments are no longer eligible for the dividends received deduction, the deduction percentage is reduced, or the dividends are treated as extraordinary, in each case pursuant to the Internal Revenue Code, Enterprises will reimburse the holder of the Enterprises Preferred Stock or adjust the dividend rate for the additional taxes, interest and penalties due to the loss of all or a portion of the deduction or the treatment of such dividends as extraordinary, as applicable. In the event that the deduction percentage is reduced due to an amendment of the Internal Revenue Code, Enterprises will only adjust the dividend rate to compensate for reductions in the deduction percentage between 70% and 50%. If the deduction percentage is reduced to below 50%, Enterprises will only adjust the dividend rate to the level to which the dividend rate would have been adjusted had the deduction percentage been reduced to 50%.

      The holders of the Enterprises Preferred Stock will not be entitled to any voting rights other than those provided in Enterprises' certificate of incorporation or as required by law. However, the consent of the holders of two-thirds of the Enterprises Preferred Stock is required (1) to amend, alter or repeal Enterprises' certificate of incorporation or the certificate of designation relating to the Enterprises Preferred Stock, (2) for certain mergers, consolidations or sale of all or substantially all of Enterprises' assets, (3) the liquidation or dissolution of Enterprises and (4) any issuance or authorization of a class of capital stock that ranks senior to the Enterprises Preferred Stock. Additionally, if Enterprises fails to declare and pay dividends on the Enterprises Preferred Stock in an amount equal to six quarterly payments, the holders of a majority of the then outstanding stock will have the exclusive right to nominate and elect two members to the Board of Directors of Enterprises.


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

      Enterprises must redeem the Enterprises Preferred Stock on May 31, 2011 or promptly following any time at which its consolidated net worth becomes less than $200.0 million. At any time on or after June 30, 2007, Enterprises may, at its sole option, redeem all or a portion of the Enterprises Preferred Stock. In each case, the redemption price shall be $1,000 per share plus accrued and unpaid dividends to the redemption date. A change of control of Enterprises would require the payment of the redemption price.

      In the event of any liquidation, dissolution or winding up of Enterprises, the holders of the Enterprises Preferred Stock will be entitled to receive a liquidation preference amount of $1,000 per share plus accrued and unpaid dividends to the date of payment.

                        GENERAL DESCRIPTION OF SECURITIES

      The Issuers may offer preference shares, debt securities, junior subordinated debt securities, trust preferred securities or any combination of them either individually or as units consisting of one or more securities under this prospectus.

      THE SECURITIES TO BE OFFERED MAY INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER THE RISK FACTORS DISCUSSED IN THIS PROSPECTUS BEGINNING ON PAGE 3 AND THE RISK FACTORS SET FORTH IN ANY PROSPECTUS SUPPLEMENT BEFORE INVESTING IN THE SECURITIES.

                        DESCRIPTION OF PREFERENCE SHARES

      The following description of White Mountains' preference shares, together with the additional information included in any prospectus supplement, summarizes the material terms and provisions of these types of securities. We encourage you to read the Memorandum of Continuance and the Bye-laws of White Mountains, referred to below, which have been filed with the SEC and which are incorporated herein by reference.

      The Memorandum of Continuance and the Bye-Laws of White Mountains provide that the authorized common share capital of White Mountains is limited to 50,000,000 common shares, par value U.S. $1.00 per share ("Common Shares"), and 20,000,000 preference shares having a par value of U.S. $1.00 per share ("Preference Shares"). As of September 30, 2001, 8,165,529 Common Shares were issued and outstanding. As of September 30, 2001, no Preference Shares were issued and outstanding.

      Under White Mountains' Bye-Laws and pursuant to authority delegated by its shareholders, the Board of Directors of White Mountains has the full power to issue any unissued shares of White Mountains on such terms and conditions as it may, in its absolute discretion, determine. The Board of Directors may authorize the issue of Preference Shares in one or more series, may establish from time to time the number of shares to be included in each such series and may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

      The authority of the Board of Directors with respect to each such series shall include, but not be limited to, determination of the following:

      o the number of shares constituting that series and the distinctive designation of that series;

      o the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

      o whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

      o whether that series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

      o whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

      o whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

      o the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of White Mountains or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by White Mountains or any subsidiary of any outstanding shares of White Mountains;

      o the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of White Mountains, and the relative rights of priority, if any, of payment of shares of that series; and

      o any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

      Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preference Shares.

                         DESCRIPTION OF DEBT SECURITIES

      White Mountains and Fund American (each, an "Issuer") may offer, from time to time, unsecured general obligations, which may be senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities", and together with the Senior Debt Securities, the "Debt Securities"). The following description summarizes the general terms and provisions of the Debt Securities to which any prospectus supplement may relate. We will describe the specific terms of the Debt Securities and the extent, if any, to which the general provisions summarized below may apply to any series of the Debt Securities in the prospectus supplement relating to the series.

      The Issuer may issue Senior Debt Securities from time to time, in one or more series under a senior indenture (the "Senior Indenture"), between White Mountains (as issuer or guarantor), Fund American and Bank One, National Association, as senior trustee, or another senior trustee named in a prospectus supplement (the "Senior Trustee"). The form of Senior Indenture is filed as an exhibit to this registration statement. The Issuer may issue the Subordinated Debt Securities from time to time, in one or more series under a subordinated indenture (the "Subordinated Indenture"), between White Mountains (as issuer or guarantor), Fund American and Bank One, National Association, as subordinated trustee, or another subordinated trustee named in a prospectus supplement (the "Subordinated Trustee"). The form of Subordinated Indenture is filed as an exhibit to this registration statement. Together, the Senior Indenture and the Subordinated Indenture are referred to as the "Indentures", and together the Senior Trustee and the Subordinated Trustee are referred to as the "Debt Trustees". None of the Indentures will limit the amount of Debt Securities that may be issued. The applicable Indenture will provide that Debt Securities may be issued up to an aggregate principal amount authorized by the Issuer and may be payable in any currency or currency unit designated by the Issuer or in amounts determined by reference to an index.

GENERAL

      The Senior Debt Securities will be unsecured and will rank equally with the Issuer's other unsecured and unsubordinated debt, if any, unless the Issuer is required to secure the Senior Debt Securities as described below under "--Senior Debt Securities". The Issuer's obligations under any Subordinated Debt Securities will be subordinate in right of payment to all of its senior indebtedness and will be described in an accompanying prospectus supplement. The Issuer will issue Debt Securities from time to time and offer the Debt Securities on terms determined by market conditions at the time of sale.

      The Issuer may issue the Debt Securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. Any Debt Securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount, which may be substantial, from their stated principal amount. We will describe the Federal income tax consequences and other special considerations applicable to any substantially discounted Debt Securities in the related prospectus supplement.

      You should refer to the prospectus supplement for the following terms of the Debt Securities offered hereby:

      o the designation, aggregate principal amount and authorized denominations of the Debt Securities;

      o the percentage of the principal amount at which the Issuer will issue the Debt Securities;

      o  the date or dates on which the Debt Securities will mature;

      o the annual interest rate or rates of the Debt Securities, or the method of determining the rate or rates;

      o the date or dates on which any interest will be payable, the date or dates on which payment of any interest will commence and the regular record dates for the interest payment dates;

      o the terms of any mandatory or optional redemption, including any provisions for any sinking, purchase or other similar funds, or repayment options;

      o the currency, currencies or currency units for which the Debt Securities may be purchased and in which the principal, any premium and any interest may be payable;

      o if the currency, currencies or currency units for which the Debt Securities may be purchased or in which the principal, any premium and any interest may be payable is at the Issuer's election or the purchaser's election, the manner in which the election may be made;

      o if the amount of payments on the Debt Securities is determined by an index based on one or more currencies or currency units, or changes in the price of one or more securities or commodities, the manner in which the amounts may be determined;

      o the extent to which any of the Debt Securities will be issuable in temporary or permanent global form, and the manner in which any interest payable on a temporary or permanent global security will be paid;

      o the terms and conditions upon which the Debt Securities may be convertible into or exchanged for Common Shares, Preference Shares, or indebtedness or other securities of any kind;

      o  information with respect to book-entry procedures, if any;

      o a discussion of the Federal income tax, accounting and other special considerations, procedures and limitations with respect to the Debt Securities; and

      o any other specific terms of the Debt Securities not inconsistent with the applicable Indenture.

      If the Issuer sells any of the Debt Securities for one or more foreign currencies or foreign currency units or if the principal of, premium on, if any, or interest on any series of Debt Securities will be payable in one or more foreign currencies or foreign currency units, it will describe the restrictions, elections, Federal income tax consequences, specific terms and other information with respect to the issue of Debt Securities and the currencies or currency units in the related prospectus supplement.

      Unless specified otherwise in a prospectus supplement, the principal of, premium on, and interest on the Debt Securities will be payable, and the Debt Securities will be transferable, at the corporate trust office of the applicable Debt Trustee in New York, New York. However, the Issuer may make payment of interest at its option by check mailed on or before the payment date to the address of the person entitled to the interest payment as it appears on the registry books of the Issuer or its agents.

      Unless specified otherwise in a prospectus supplement, the Issuer will issue the Debt Securities only in fully registered form and in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any transfer or exchange of any Debt Securities, but the Issuer may, except in specific cases not involving any transfer, require payment of a sufficient amount to cover any tax or other governmental charge payable in connection with the transfer or exchange. Unless we specify otherwise in the prospectus supplement, the Issuer will pay interest on outstanding Debt Securities to holders of record on the date 15 days immediately prior to the date the interest is to be paid.

      The Issuer's rights and the rights of its creditors, including holders of Debt Securities, to participate in any distribution of assets of any of the Issuer's subsidiaries upon its liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that the Issuer's claims as a creditor of the subsidiary may be recognized. The Issuer's operations are conducted through subsidiaries and, therefore, the Issuer is dependent upon the earnings and cash flow of its subsidiaries to meet its obligations, including obligations under the Debt Securities. The Debt Securities will be effectively subordinated to all indebtedness of the Issuer's subsidiaries.

WHITE MOUNTAINS GUARANTEE

      White Mountains will irrevocably and unconditionally guarantee to each holder of Debt Securities issued by Fund American the due and punctual payment of the principal of, and any premium and any interest on, those Debt Securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. White Mountains has:

      o agreed that its obligations under the guarantees, upon the occurrence and continuance of an event of default with respect to any guaranteed Debt Securities, will be as if it were principal obligor and not merely surety, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of any series of guaranteed Debt Securities or the applicable Indenture, and

      o waived its right to require the Debt Trustee or the holders of guaranteed Debt Securities to pursue or exhaust their legal or equitable remedies against Fund American prior to exercising their rights under the Guarantees.

      White Mountains' guarantee of Fund American's obligations under any Debt Security will be subordinated in right of payment to same extent as Fund American's obligations under such Debt Security.

GLOBAL SECURITIES

      The Issuer may issue Debt Securities of a series in whole or in part in the form of one or more global securities and will deposit them with or on behalf of a depositary identified in the prospectus supplement relating to that series. The Issuer may issue global securities only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee of the depositary to a successor or any nominee.

      The specific terms of the depositary arrangement relating to a series of Debt Securities will be described in the prospectus supplement relating to that series. It is anticipated that the following provisions will generally apply to depositary arrangements.

      Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book entry registration and transfer system the principal amounts of the individual Debt Securities represented by the global security to the accounts of persons that have accounts with the depositary. The accounts will be designated by the dealers, underwriters or agents with respect to the Debt Securities or by the Issuer if the Debt Securities are offered and sold directly by it. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary participants or persons that hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by:

      o the applicable depositary or its nominee, with respect to interests of participants, and

      o the records of participants, with respect to interests of persons other than participants.

      The laws of some states require that purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

      So long as the depositary for a global security or its nominee is the registered owner of the global security, the depositary or the nominee will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a global security will:

      o not be entitled to have any of the individual Debt Securities of the series represented by the global security registered in their names;

      o not receive or be entitled to receive physical delivery of any Debt Security of that series in definitive form;

      o not be considered the owners or holders thereof under the applicable Indenture governing the Debt Securities.

      Payments of principal of, any premium on and any interest on individual Debt Securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing the Debt Securities. Neither the Issuer, the applicable Debt Trustee for the Debt Securities, any paying agent, nor the security registrar for the Debt Securities will have any responsibility or liability for the records relating to or payments made on account of beneficial ownership interests of the global security for the Debt Securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

      The Issuer expects that the depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of the Debt Securities, will immediately credit participants' accounts with payments in amounts proportionate to their beneficial interests in the principal amount of the global security for the Debt Securities as shown on the records of the depositary or its nominee. The Issuer also expects that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". The payments will be the responsibility of those participants.


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

      If the depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Issuer within 90 days, the Issuer will issue individual Debt Securities of that series in exchange for the global security representing that series of Debt Securities. In addition, the Issuer may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to the Debt Securities, determine not to have any Debt Securities of a series represented by one or more global securities. In that event, the Issuer will issue individual Debt Securities of that series in exchange for the global security or Securities representing that series of Debt Securities. Further, if the Issuer so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a global security representing Debt Securities of that series may, on terms acceptable to the Issuer, the applicable Debt Trustee and the depositary for such global security, receive individual Debt Securities of that series in exchange for the beneficial interests, subject to any limitations described in the prospectus supplement relating to the Debt Securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual Debt Securities of the series represented by the global security equal in principal amount to the beneficial interest and to have the Debt Securities registered in its name. Individual Debt Securities of the series so issued will be issued in denominations, unless otherwise specified by the Issuer, of $1,000 and integral multiples of $1,000.

AMALGAMATION, CONSOLIDATION, MERGER AND SALE OF ASSETS

      Each Indenture prohibits, without the consent of the holders of the applicable Debt Securities, the Issuer's amalgamation, consolidation with or merger into any other entity or the transfer of the Issuer's properties and assets substantially as an entirety to any other entity, unless:

      o the successor entity is organized and existing under the laws of the United States, any State thereof, the District of Columbia or Bermuda, and expressly assumes by a supplemental indenture the punctual payment of the principal of, premium on and interest on all the outstanding Debt Securities and the performance of every covenant in the applicable Indenture to be performed or observed on the Issuer's part;

      o immediately after giving effect to the transaction, no event of default has happened and is continuing; and

      o the Issuer has delivered to the applicable Debt Trustee an officers' certificate stating that the amalgamation, consolidation, merger, conveyance or transfer and the supplemental indenture comply with the foregoing provisions relating to the transaction.

      In case of any amalgamation, consolidation, merger, conveyance or transfer, the successor corporation will succeed to and be substituted for the Issuer as obligor on the Debt Securities, with the same effect as if it had been named as the Issuer in the applicable Indenture. If the Issuer of Debt Securities is Fund American, the above restriction on amalgamation, consolidation, merger, conveyance or transfer will also apply to White Mountains, as guarantor of the Debt Securities. Unless otherwise specified in a prospectus supplement, other than the restrictions on liens described below, the Indentures and the Debt Securities do not contain any covenants or other provisions designed to protect holders of Debt Securities in the event of a highly leveraged transaction involving the Issuer or any Subsidiary.

EVENTS OF DEFAULT; WAIVER AND NOTICE OF DEFAULT; DEBT SECURITIES IN FOREIGN CURRENCIES

      An event of default when used in an Indenture will mean any of the following as to any series of Debt Securities:

      o default for 30 days in payment of any interest, or, in the case of the Subordinated Indenture, for a period of 90 days;

      o  default in payment of principal of or any premium at maturity;

      o default in payment of any sinking or purchase fund or similar obligation;

      o default by the Issuer in the performance of any other covenant or warranty contained in the applicable Indenture for the benefit of that series which has not been remedied for a period of 90 days after notice is given; or

      o  events of the Issuer's bankruptcy, insolvency and reorganization.

      A default under the Issuer's other indebtedness will not be a default under the Indentures and a default under one series of Debt Securities will not necessarily be a default under another series.

      Each Indenture provides that if an event of default described in the first four bullet points above has occurred and is continuing with respect to any series, and the event of default under the fourth bullet point is with respect to less than all series of Debt Securities then outstanding, either the applicable Debt Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of the series then outstanding, each series acting as a separate class, may declare the principal or, in the case of original issue discount securities, the portion specified in the terms thereof, of all outstanding Debt Securities of the series and the accrued interest to be due and payable immediately. Each Indenture further provides that if an event of default described in the fourth or fifth bullet point above has occurred and is continuing, and the event of default under the fourth bullet point is with respect to all series of Debt Securities then outstanding, either the applicable Debt Trustee or the holders of at least 25% in aggregate principal amount of all Debt Securities then outstanding, treated as one class, may declare the principal or, in the case of original issue discount securities, the portion specified in the terms thereof, of all Debt Securities then outstanding and the accrued interest to be due and payable immediately. However, upon certain conditions the declarations may be annulled and past defaults, except for defaults in the payment of principal of, premium on, or interest on, the Debt Securities and in compliance with certain covenants, may be waived by the holders of a majority in aggregate principal amount of the Debt Securities of the series then outstanding.

      Under each Indenture the applicable Debt Trustee must give notice to the holders of each series of Debt Securities of all uncured defaults known to it with respect to that series within 90 days after a default occurs. The term "default" includes the events specified above without notice or grace periods. However, in the case of any default of the type described in the fourth bullet point above, no notice may be given until at least 90 days after the occurrence of the event. The Debt Trustee will be protected in withholding notice if it in good faith determines that the withholding of notice is in the interests of the holders of the Debt Securities, except in the case of default in the payment of principal of, premium on, or interest on any of the Debt Securities, or default in the payment of any sinking or purchase fund installment or analogous obligations.

      No holder of any Debt Securities of any series may institute any action under either Indenture unless:

      o the holder has given the Debt Trustee written notice of a continuing event of default with respect to that series;

      o the holders of not less than 25% in aggregate principal amount of the Debt Securities of the series then outstanding have requested the Debt Trustee to institute proceedings in respect of the event of default;

      o the holder or holders have offered the Debt Trustee reasonable indemnity as the Debt Trustee may require;

      o  the Debt Trustee has failed to institute an action for 60 days; and

      o no inconsistent direction has been given to the Debt Trustee during the 60-day period by the holders of a majority in aggregate principal amount of Debt Securities of the series then outstanding.

      The holders of a majority in aggregate principal amount of the Debt Securities of any series affected and then outstanding will have the right, subject to limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Debt Trustee or exercising any trust or power conferred on the Debt Trustee with respect to a series of Debt Securities. Each Indenture provides that if an event of default occurs and is continuing, the Debt Trustee will be required to use the degree of care of a prudent person in the conduct of that person's own affairs in exercising its rights and powers under the Indenture. Each Indenture further provides that the Debt Trustee will not be required to expend or risk its own funds in the performance of any of its duties under the Indenture unless it has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is reasonably assured to it.

      The Issuer must furnish to the Debt Trustees within 120 days after the end of each fiscal year a statement signed by one of its officers to the effect that a review of its activities during the year and of its performance under the applicable Indenture and the terms of the Debt Securities has been made, and, to the knowledge of the signatories based on the review, the Issuer has complied with all conditions and covenants of the Indenture through the year or, if the Issuer is in default, specifying the default.

      To determine whether the holders of the requisite principal amount of Debt Securities have taken action as described above when the Debt Securities are denominated in a foreign currency, the principal amount of the Debt Securities will be deemed to be that amount of United States dollars that could be obtained for the principal amount based on the applicable spot rate of exchange as of the date the action is taken as evidenced to the Debt Trustee as provided in the Indenture.

      To determine whether the holders of the requisite principal amount of Debt Securities have taken action as described above when the Debt Securities are original issue discount securities, the principal amount of the Debt Securities will be deemed to be the portion of the principal amount that would be due and payable at the time the action is taken upon a declaration of acceleration of maturity.


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

MODIFICATION OF THE INDENTURES

      The Indentures provide that the Issuer and the applicable Debt Trustee may, without the consent of any holders of Debt Securities, enter into supplemental indentures for the purposes, among other things, of:

      o  adding to the Issuer's covenants;

      o  adding additional events of default;

      o  establishing the form or terms of any series of Debt Securities; or

      o curing ambiguities or inconsistencies in the Indenture or making other provisions.

      With specific exceptions, the applicable Indenture or the rights of the holders of the Debt Securities may be modified by the Issuer and the applicable Debt Trustee with the consent of the holders of a majority in aggregate principal amount of the Debt Securities of each series affected by the modification then outstanding, but no modification may be made without the consent of the holder of each outstanding Debt Security affected which would:

      o change the maturity of any payment of principal of, or any premium on, or any installment of interest on any Debt Security;

      o reduce the principal amount of or the interest or any premium on any Debt Security;

      o change the method of computing the amount of principal of or interest on any date;

      o change any place of payment where, or the currency in which, any Debt Security or any premium or interest is payable;

      o impair the right to sue for the enforcement of any payment on or after the maturity thereof, or, in the case of redemption or repayment, on or after the redemption date or the repayment date;

      o reduce the percentage in principal amount of the outstanding Debt Securities of any series, the consent of the holders of which is required for any modification of, or waiver of compliance with provisions of, the applicable Indenture or specific defaults and their consequences provided for in the Indenture; or

      o modify any of the provisions of specific sections of the applicable Indenture, including the provisions summarized in this section, except to increase any required consent percentage or to provide that other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby.

SATISFACTION AND DISCHARGE OF THE INDENTURES; DEFEASANCE

      The Indentures will generally cease to be of any further effect with respect to a series of Debt Securities if the Issuer delivers all Debt Securities of that series, with limited exceptions, for cancellation to the applicable Debt Trustee or all Debt Securities of that series not previously delivered for cancellation to the applicable Debt Trustee have become due and payable or will become due and payable or called for redemption within one year, and the Issuer has deposited with the applicable Debt Trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all the Debt Securities, no default with respect to the Debt Securities has occurred and is continuing on the date of the deposit, and the deposit does not result in a breach or violation of, or default under, the applicable Indenture or any other agreement or instrument to which the Issuer is a party.

      The Issuer has a "legal defeasance option" under which it may terminate, with respect to the Debt Securities of a particular series, all of its obligations under the Debt Securities and the applicable Indenture. In addition, the Issuer has a "covenant defeasance option" under which it may terminate, with respect to the Debt Securities of a particular series, the Issuer's obligations with respect to the Debt Securities under specified covenants contained in the applicable Indenture. If the Issuer exercises its legal defeasance option with respect to a series of Debt Securities, payment of the Debt Securities may not be accelerated because of an event of default. If the Issuer exercises its covenant defeasance option with respect to a series of Debt Securities, payment of the Debt Securities may not be accelerated because of an event of default related to the specified covenants.

      The Issuer may exercise its legal defeasance option or its covenant defeasance option with respect to the Debt Securities of a series only if:

      o the Issuer deposits in trust with the applicable Debt Trustee cash or debt obligations of the United States of America or its agencies or instrumentalities for the payment of principal, premium and interest with respect to the Debt Securities to maturity or redemption;

      o the Issuer delivers to the applicable Debt Trustee a certificate from a nationally recognized firm of independent public accountants expressing their opinion that the cash or debt obligations described above on deposit with the applicable Debt Trustee will provide cash sufficient to pay the principal, premium, and interest when due with respect to all the Debt Securities of that series to maturity or redemption;

      o 91 days pass after the deposit is made and during the 91-day period no default described in the fifth bullet point under "--Events of Default, Waiver and Notice Of Default; Debt Securities in Foreign Currencies" above with respect to the Issuer occurs that is continuing at the end of the period;

      o  no default has occurred and is continuing on the date of the deposit;

      o the deposit does not constitute a default under any other agreement binding on the Issuer;

      o the Issuer delivers to the applicable Debt Trustee an opinion of counsel to the effect that the trust resulting from the deposit does not constitute a regulated investment company under the Investment Company Act of 1940;

      o the Issuer has delivered to the applicable Debt Trustee an opinion of counsel addressing specific Federal income tax matters relating to the defeasance; and

      o the Issuer delivers to the applicable Debt Trustee an officers' certificate and an opinion of counsel stating that all conditions to the defeasance and discharge of the Debt Securities of that series have been complied with.

      The applicable Debt Trustee will hold in trust cash or debt obligations of the United States of America or its agencies or instrumentalities deposited with it as described above and will apply the deposited cash and the proceeds from deposited debt obligations of the United States of America or its agencies or instrumentalities to the payment of principal, premium, and interest with respect to the Debt Securities of the defeased series.

CONCERNING THE DEBT TRUSTEES

      The Issuer will identify the Debt Trustee for the Senior Debt Securities and the Debt Trustee for the Subordinated Debt Securities in the relevant prospectus supplement. In specific instances, the Issuer or the holders of a majority of the then outstanding principal amount of the Debt Securities issued under an Indenture may remove the Debt Trustee and appoint a successor Debt Trustee. The Debt Trustee may become the owner or pledgee of any of the Debt Securities with the same rights, subject to conflict of interest restrictions, it would have if it were not the Debt Trustee. The Debt Trustee and any successor trustee must be a corporation organized and doing business as a commercial bank or trust company under the laws of the United States or of any state thereof, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to examination by Federal or state authority. Subject to applicable law relating to conflicts of interest, the Debt Trustee may also serve as trustee under other indentures relating to debt securities issued by the Issuer or its affiliated companies and may engage in commercial transactions with the Issuer and its affiliated companies. The initial Debt Trustee under each Indenture is Bank One, National Association.

SENIOR DEBT SECURITIES

      In addition to the provisions previously described in this prospectus and applicable to all Debt Securities, the following description of the Senior Debt Securities summarizes the general terms and provisions of the Senior Debt Securities to which any prospectus supplement may relate. The Issuer will describe the specific terms of the Senior Debt Securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized below may apply to any series of its Senior Debt Securities in the prospectus supplement relating to that series.

      RANKING OF SENIOR DEBT SECURITIES

      Unless we specify otherwise in a prospectus supplement for a particular series of Debt Securities, all series of Senior Debt Securities will be the Issuer's senior indebtedness and will be direct, unsecured obligations of the Issuer ranking equally with all of the Issuer's other unsecured and unsubordinated indebtedness. Because the Issuer is a holding company, the Debt Securities will be effectively subordinated to all existing and future liabilities, including indebtedness, of the Issuer's subsidiaries.

      COVENANTS

      The Senior Indenture contains the covenants summarized below, which will apply to the Issuer and, in the case of issuances of Senior Debt Securities by Fund American, will also apply to White Mountains as guarantor of Fund American's obligations under the Senior Debt Securities. The covenants will be applicable, unless waived or amended, so long as any of the Senior Debt Securities are outstanding, unless stated otherwise in the prospectus supplement.

   LIMITATIONS ON LIENS

      The Issuer will not, and will not permit any subsidiary to, create, incur, assume or permit to exist any lien on any stock or indebtedness of a subsidiary or property of the Issuer or any subsidiary, to secure any debt of any subsidiary or any other person, or permit any subsidiary so to do, without securing the Senior Debt Securities equally and ratably with such debt for so long as such debt shall be so secured, subject to certain exceptions. Exceptions include:

      o  existing liens;

      o liens on stock or indebtedness of corporations at the time they become subsidiaries or existing upon stock or indebtedness of a subsidiary at the time of acquisition of such stock or indebtedness;

      o liens upon property of entities existing at the time they become subsidiaries;

      o liens existing on properties when acquired, or incurred to finance the purchase price or construction thereof;

      o  liens to extend, renew or replace any liens referred to above;

      o certain liens relating to certain permitted sale and leaseback transactions;

      o liens in favor of the Issuer or one or more subsidiaries granted by the Issuer or a subsidiary to secure any intercompany obligations;

      o  mechanics', landlords' and similar liens;

      o  liens arising out of legal proceedings being contested;

      o  liens for taxes not yet due, or being contested;

      o easements and similar liens not impairing the use or value of the property involved;

      o pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

      o deposits to secure performance of letters of credit, bids, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

      o any interest or title of a lessor under any lease entered into in the ordinary course of business;

      o liens on assets of any subsidiary which is required to be licensed as an insurer or reinsurer (or any subsidiary of such subsidiary) securing indebtedness incurred to provide short-term liquidity to facilitate claims payments in the event of catastrophes; and

      o liens otherwise prohibited by this covenant, securing indebtedness which, together with the value of certain sale and leaseback transactions described under "Limitation on Sale and Leasebacks", does not exceed 15% of shareholders equity.

   LIMITATION ON SALE AND LEASEBACKS

      The Issuer will not, and will not permit any subsidiary to, enter into any arrangement with any person pursuant to which the Issuer or any subsidiary leases any property that has been or is to be sold or transferred by the Issuer or the subsidiary to such person (a "sale and leaseback transaction"), except that a sale and leaseback transaction is permitted if the Issuer or such subsidiary would be entitled to secure the property to be leased (without equally and ratably securing the outstanding Senior Debt Securities) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined under the provisions described in "Limitation on Liens" above.

      In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in "Limitations on Liens" above include:

      o leases for a term, including renewals at the option of the lessee, of not more than five years;

      o  leases between the Issuer and a subsidiary or between subsidiaries; and

      o leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

SUBORDINATED DEBT SECURITIES

      In addition to the provisions previously described in this prospectus and applicable to all Debt Securities, the following description of the Subordinated Debt Securities summarizes the general terms and provisions of its Subordinated Debt Securities to which any prospectus supplement may relate. We will describe the specific terms of the Subordinated Debt Securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized below may apply to any series of Subordinated Debt Securities in the prospectus supplement relating to that series.

RANKING OF SUBORDINATED DEBT SECURITIES

      The Subordinated Debt Securities will be subordinated in right of payment to the Issuer's other indebtedness to the extent set forth in the applicable prospectus supplement. If the Issuer of Subordinated Debt Securities is Fund American, White Mountains' guarantee of Fund American's obligations thereunder will be subordinated in right of payment to the same extent as Fund American's obligations thereunder.

      The payment of the principal of, premium, if any, and interest on the Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of the Issuer's senior indebtedness and equally with its trade creditors. The Issuer may not make payment of principal of, premium, if any, or interest on the Subordinated Debt Securities and may not acquire or make payment on account of any sinking fund for, the Subordinated Debt Securities unless full payment of amounts then due for principal, premium, if any, and interest then due on all senior indebtedness by reason of the maturity thereof has been made or duly provided for in cash or in a manner satisfactory to the holders of the senior indebtedness. In addition, the Subordinated Indenture provides that if a default has occurred giving the holders of the senior indebtedness the right to accelerate the maturity of that senior indebtedness, or an event has occurred which, with the giving of notice, or lapse of time, or both, would constitute an event of default, then unless and until that event has been cured or waived or has ceased to exist, no payment of principal, premium, if any, or interest on the Subordinated Debt Securities and no acquisition of, or payment on account of a sinking fund for, the Subordinated Debt Securities may be made. The Issuer will give prompt written notice to the Subordinated Trustee of any default under any senior indebtedness or under any agreement pursuant to which senior indebtedness may have been issued. The Subordinated Indenture provisions described in this paragraph, however, do not prevent the Issuer from making a sinking fund payment with Subordinated Debt Securities acquired prior to the maturity of senior indebtedness or, in the case of default, prior to the default and notice thereof. Upon any distribution of assets in connection with the Issuer's dissolution, liquidation or reorganization, all senior indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to any payments whatsoever. As a result of these subordination provisions, in the event of the Issuer's insolvency, holders of the Subordinated Debt Securities may recover ratably less than the Issuer's senior creditors.

      For purposes of the description of the Subordinated Debt Securities, the term "senior indebtedness" means the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the Subordinated Indenture or incurred or created after the execution:

      o the Issuer's indebtedness for money borrowed by it, including purchase money obligations with an original maturity in excess of one year, or evidenced by securities, other than the Subordinated Debt Securities or Junior Subordinated Debt Securities, notes, bankers' acceptances or other corporate Debt Securities or similar instruments issued by the Issuer;

      o  obligations with respect to letters of credit;

      o the Issuer's indebtedness constituting a guarantee of indebtedness of others of the type referred to in the preceding two bullet points; or

      o renewals, extensions or refundings of any of the indebtedness referred to in the preceding three bullet points unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, the indebtedness or the renewal, extension or refunding thereof is not superior in right of payment to the Subordinated Debt Securities.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

      Fund American may offer, from time to time, junior subordinated debt securities (the "Junior Subordinated Debt Securities"). The following description summarizes the general terms and provisions of the Junior Subordinated Debt Securities to which any prospectus supplement may relate. Fund American will describe the specific terms of the Junior Subordinated Debt Securities and the extent, if any, to which the general provisions summarized below may apply to any series of its Junior Subordinated Debt Securities in the prospectus supplement relating to that series.

      Fund American may issue its Junior Subordinated Debt Securities from time to time in one or more series under a junior subordinated indenture (the "Junior Subordinated Indenture"), between Fund American, White Mountains (as guarantor) and Bank One, National Association, as junior subordinated trustee, or another junior subordinated trustee named in a prospectus supplement (the "Junior Subordinated Trustee"). The form of Junior Subordinated Indenture is filed as an exhibit to the registration statement.

GENERAL

      The Junior Subordinated Debt Securities will be unsecured, junior subordinated obligations of Fund American. The Junior Subordinated Indenture does not limit the amount of additional indebtedness Fund American or any of its subsidiaries may incur. Since Fund American is a holding company, Fund American's rights and the rights of its creditors, including the holders of Junior Subordinated Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Fund American may itself be a creditor with recognized claims against the subsidiary.

      The Junior Subordinated Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that Junior Subordinated Debt Securities may be issued thereunder from time to time in one or more series. The Junior Subordinated Debt Securities are issuable in one or more series pursuant to a board resolution or an indenture supplemental to the Junior Subordinated Indenture. Fund American will issue Junior Subordinated Debt Securities from time to time and offer its Junior Subordinated Debt Securities on terms determined by market conditions at the time of sale.

      In the event Junior Subordinated Debt Securities are issued to any Fund American Trust or a trustee of the applicable Fund American Trust in connection with the issuance of preferred securities by the applicable Fund American Trust, the Junior Subordinated Debt Securities held by the applicable Fund American Trust subsequently may be distributed pro rata to the holders of the applicable preferred securities in connection with the dissolution of the applicable Fund American Trust upon the occurrence of the events described in the applicable prospectus supplement. Only one series of Junior Subordinated Debt Securities will be issued to each Fund American Trust or a trustee of such Fund American Trust in connection with the issuance of preferred securities by such Fund American Trust.

      You should refer to the applicable prospectus supplement for the following terms of the Junior Subordinated Debt Securities offered hereby:

      o the designation, aggregate principal amount and authorized denominations of the Junior Subordinated Debt Securities;

      o the percentage of the principal amount at which Fund American will issue the Junior Subordinated Debt Securities;

      o the date or dates on which the Junior Subordinated Debt Securities will mature;

      o the annual interest rate or rates of the Junior Subordinated Debt Securities, or the method of determining the rate or rates;

      o the date or dates on which any interest will be payable, the date or dates on which payment of any interest will commence and the regular record dates for the interest payment dates;

      o the terms of any mandatory or optional redemption, including any provisions for any sinking, purchase or other similar funds or repayment options;

      o the currency, currencies or currency units for which the Junior Subordinated Debt Securities may be purchased and in which the principal, any premium and any interest may be payable;

      o if the currency, currencies or currency units for which the Junior Subordinated Debt Securities may be purchased or in which the principal, any premium and any interest may be payable is at Fund American's election or the purchaser's election, the manner in which the election may be made;

      o if the amount of payments on the Junior Subordinated Debt Securities is determined by an index based on one or more currencies or currency units, or changes in the price of one or more securities or commodities, the manner in which the amounts may be determined;

      o the extent to which any of the Junior Subordinated Debt Securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global security will be paid;

      o the terms and conditions upon which the Junior Subordinated Debt Securities may be convertible into or exchanged for Common Shares, Preference Shares, or indebtedness or other securities of any kind;

      o  information with respect to book-entry procedures, if any;

      o a discussion of the Federal income tax, accounting and other special considerations, procedures and limitations with respect to the Junior Subordinated Debt Securities; and

      o any other specific terms of the Junior Subordinated Debt Securities not inconsistent with the Junior Subordinated Indenture.

      If Fund American sells any of the Junior Subordinated Debt Securities for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or interest on any series of Junior Subordinated Debt Securities will be payable in one or more foreign currencies or foreign currency units, we will describe the restrictions, elections, Federal income tax consequences, specific terms and other information with respect to the issue of Junior Subordinated Debt Securities and the currencies or currency units in the applicable prospectus supplement.

      Unless specified otherwise in the prospectus supplement, the principal of, premium on, and interest on the Junior Subordinated Debt Securities will be payable, and the Junior Subordinated Debt Securities will be transferable, at the Corporate Trust Office of the Junior Subordinated Trustee in New York, New York. However, Fund American may make payment of interest at its option by check mailed on or before the payment date to the address of the person entitled to the interest payment as it appears on the registry books of Fund American or its agents.

      Unless specified otherwise in the prospectus supplement, Fund American will issue the Junior Subordinated Debt Securities only in fully registered form and in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any transfer or exchange of any Junior Subordinated Debt Securities, but Fund American may, except in specific cases not involving any transfer, require payment of a sufficient amount to cover any tax or other governmental charge payable in connection with the transfer or exchange. Unless specified otherwise in the prospectus supplement, Fund American will pay interest on outstanding Junior Subordinated Debt Securities to holders of record on the date 15 days immediately prior to the date the interest is to be paid.


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

      Fund American rights and the rights of its creditors, including holders of Junior Subordinated Debt Securities, to participate in any distribution of assets of any of the its subsidiaries upon its liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that Fund American's claims as a creditor of the subsidiary may be recognized. Fund American's operations are conducted through subsidiaries and, therefore, Fund American is dependent upon the earnings and cash flow of its subsidiaries to meet its obligations, including obligations under the Junior Subordinated Debt Securities. The Junior Subordinated Debt Securities will be effectively subordinated to all indebtedness of Fund American's subsidiaries.

WHITE MOUNTAINS GUARANTEE

      White Mountains will irrevocably and unconditionally guarantee, on a subordinated basis, to each holder of Junior Subordinated Debt Securities issued by Fund American the due and punctual payment of the principal of, and any premium and any interest on, those Junior Subordinated Debt Securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. White Mountains has:

      o agreed that its obligations under the guarantees, upon the occurrence and continuance of an event of default with respect to any guaranteed Junior Subordinated Debt Securities, will be as if it were principal obligor and not merely surety, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of any series of guaranteed Junior Subordinated Debt Securities or the Junior Subordinated Indenture, and

      o waived its right to require the Junior Subordinated Trustee or the holders of guaranteed Junior Subordinated Debt Securities to pursue or exhaust their legal or equitable remedies against Fund American prior to exercising their rights under the Guarantees.

      White Mountains' guarantee of Fund American's obligations under any Junior Subordinated Debt Security will be subordinated in right of payment to same extent as Fund American's obligations under such Junior Subordinated Debt Security.

GLOBAL SECURITIES

      Fund American may issue Junior Subordinated Debt Securities of a series in whole or in part in the form of one or more global securities that will be deposited with or on behalf of a depositary identified in the prospectus supplement relating to that series. Fund American may issue global securities only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debt Securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee of the depositary to a successor or any nominee.

      The specific terms of the depositary arrangement relating to a series of Junior Subordinated Debt Securities will be described in the prospectus supplement relating to that series.


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

AMALGAMATION, CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

      The Junior Subordinated Indenture prohibits Fund American's or White Mountains' amalgamation or consolidation with or merger into any other entity or the transfer of its properties and assets substantially as an entirety to any entity, unless:

      o the successor entity is organized and existing under the laws of the United States, any State thereof, the District of Columbia or Bermuda, and expressly assumes by a supplemental indenture the punctual payment of the principal of, premium on and interest on, all the outstanding Junior Subordinated Debt Securities and the performance of every covenant in the Junior Subordinated Indenture to be performed or observed on Fund American's or White Mountains' part, as applicable;

      o immediately after giving effect to the transaction, no event of default has happened and is continuing; and

      o Fund American or White Mountains, as applicable, or the successor entity has delivered to the Junior Subordinated Trustee an officers' certificate stating that the amalgamation, consolidation, merger, conveyance or transfer and the supplemental indenture comply with the foregoing provisions relating to the transaction.

      In case of any amalgamation, consolidation, merger, conveyance or transfer, the successor entity will succeed to and be substituted for Fund American or White Mountains, as applicable, as obligor or guarantor, as applicable, on the Junior Subordinated Debt Securities, with the same effect as if it had been named as the obligor or the guarantor, as applicable, in the Junior Subordinated Indenture. Unless the prospectus supplement states otherwise, the Junior Subordinated Indenture and the Junior Subordinated Debt Securities do not contain any covenants or other provisions designed to protect holders of Junior Subordinated Debt Securities in the event of a highly leveraged transaction involving White Mountains, Fund American or any of their subsidiaries.

EVENTS OF DEFAULT; WAIVER AND NOTICE OF DEFAULT; JUNIOR SUBORDINATED DEBT SECURITIES IN FOREIGN CURRENCIES

      An event of default when used in the Junior Subordinated Indenture will mean any of the following as to any series of Junior Subordinated Debt
Securities:

      o default for 90 days in payment of any interest on the Junior Subordinated Debt Securities;

      o  default in payment of principal or any premium at maturity;

      o default in payment of any sinking or purchase fund or similar obligation;

      o default by Fund American in the performance of any other covenant or warranty contained in the Junior Subordinated Indenture for the benefit of that series which has not been remedied for a period of 90 days after notice is given; or

      o  events of Fund American's bankruptcy, insolvency and reorganization.


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

      A default under Fund American's other indebtedness will not be a default under the Junior Subordinated Indenture and a default under one series of Junior Subordinated Debt Securities will not necessarily be a default under another series.

      The Junior Subordinated Indenture provides that if an event of default described in the first four bullet points above has occurred and is continuing with respect to any series, and the event of default under the fourth bullet point is with respect to less than all series of Junior Subordinated Debt Securities then outstanding, either the Junior Subordinated Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debt Securities of the series then outstanding, each series acting as a separate class, may declare the principal or, in the case of original issue discount securities, the portion specified in the terms thereof, of all outstanding Junior Subordinated Debt Securities of that series and the accrued interest to be due and payable immediately. The Junior Subordinated Indenture further provides that if an event of default described in the fourth or fifth bullet point above has occurred and is continuing, and the event of default under the fourth bullet point is with respect to all series of Junior Subordinated Debt Securities then outstanding, either the Junior Subordinated Debt Trustee or the holders of at least 25% in aggregate principal amount of all Junior Subordinated Debt Securities then outstanding, treated as one class, may declare the principal or, in the case of original issue discount securities, the portion specified in the terms thereof, of all Junior Subordinated Debt Securities then outstanding and the accrued interest to be due and payable immediately. However, upon certain conditions the declarations may be annulled and past defaults, except for defaults in the payment of principal of, premium on, or interest on, the Junior Subordinated Debt Securities and in compliance with certain covenants, may be waived by the holders of a majority in aggregate principal amount of the Junior Subordinated Debt Securities of that series then outstanding, subject to the consent of the holders of the preferred securities and the common securities of any Fund American Trust as required by its declaration of trust in the event that the Junior Subordinated Debt Securities are held as assets of the applicable Fund American Trust prior to a security exchange.

      When used with respect to the Junior Subordinated Debt Securities that are held as trust assets of any Fund American Trust pursuant to the declaration of trust of such Fund American Trust, the term "security exchange" means the distribution of the Junior Subordinated Debt Securities held by such Fund American Trust in exchange for the preferred securities and the common securities of such Fund American Trust in dissolution of such Fund American Trust pursuant to the declaration of trust of such Fund American Trust.

      Under the Junior Subordinated Indenture, the Junior Subordinated Trustee must give notice to the holders of each series of Junior Subordinated Debt Securities of all uncured defaults known to it with respect to that series within 90 days after a default occurs. The term "default" includes the events specified above without notice or grace periods. However, in the case of any default of the type described in the fourth bullet point above, no notice may be given until at least 90 days after the occurrence of the event. The Junior Subordinated Debt Trustee will be protected in withholding notice if it in good faith determines that the withholding of notice is in the interests of the holders of the Junior Subordinated Debt Securities, except in the case of default in the payment of principal of, premium on, or interest on, any of the Junior Subordinated Debt Securities, or default in the payment of any sinking or purchase fund installment or analogous obligations.

      No holder of any Junior Subordinated Debt Securities of any series may institute any action under the indenture unless:


                                       55
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      o  the holder has given the Junior Subordinated Trustee written notice of a continuing event of default with respect to that series;

      o the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debt Securities of that series then outstanding have requested the Junior Subordinated Trustee to institute proceedings in respect of the event of default;

      o the holder or holders have offered the Junior Subordinated Trustee reasonable indemnity as the Junior Subordinated Trustee may require;

      o the Junior Subordinated Trustee has failed to institute an action for 60 days after the notice, request and indemnity have been made as described above; and

      o no inconsistent direction has been given to the Junior Subordinated Trustee during the 60-day period by the holders of a majority in aggregate principal amount of Junior Subordinated Debt Securities of the series then outstanding, subject to the consent of the holders of the preferred securities and the common securities of any Fund American Trust as required by its declaration of trust in the event that the Junior Subordinated Debt Securities are held as assets of the applicable Fund American Trust prior to a security exchange.

      The Junior Subordinated Indenture provides that if an event of default occurs and is continuing, the Junior Subordinated Trustee will be required to use the degree of care of a prudent person in the conduct of the person's own affairs in exercising its rights and powers under the indenture. The Junior Subordinated Indenture further provides that the Junior Subordinated Trustee will not be required to expend or risk its own funds in the performance of any of its duties under the indenture unless it has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is reasonably assured to it.

      Fund American must furnish to the Junior Subordinated Trustee within 120 days after the end of each fiscal year a statement signed by one of its officers to the effect that a review of its activities during the year and of its performance under the Junior Subordinated Indenture and the terms of the Junior Subordinated Debt Securities has been made, and, to the knowledge of the signatories based on the review, Fund American has complied with all conditions and covenants of the indenture through the year or, if Fund American is in default, specifying the default.

      If any Junior Subordinated Debt Securities are denominated in a currency other than that of the United States, then for the purposes of determining whether the holders of the requisite principal amount of Junior Subordinated Debt Securities have taken any action as described in this prospectus, the principal amount of the Junior Subordinated Debt Securities will be deemed to be that amount of United States dollars that could be obtained for the principal amount on the basis of the spot rate of exchange into United States dollars for the currency in which the Junior Subordinated Debt Securities are denominated as of the date the taking of the action by the holders of the requisite principal amount is evidenced to the Junior Subordinated Trustee as provided in the Junior Subordinated Indenture.

      If any Junior Subordinated Debt Securities are original issue discount securities, then for the purposes of determining whether the holders of the requisite principal amount of Junior Subordinated Debt Securities have taken any action described in this prospectus, the principal amount of the Junior Subordinated Debt Securities will be deemed to be the portion of the principal amount that would be due and payable at the time of the taking of the action upon a declaration of acceleration of maturity thereof.


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MODIFICATION OF THE JUNIOR SUBORDINATED INDENTURE

      The Junior Subordinated Indenture provides that Fund American and the Junior Subordinated Trustee may, without the consent of any holders of Junior Subordinated Debt Securities, enter into supplemental indentures for the purposes, among other things, of adding to Fund American's covenants, adding additional events of default, establishing the form or terms of any series of Junior Subordinated Debt Securities or curing ambiguities or inconsistencies in the indenture or making other provisions.

      With specific exceptions, the Junior Subordinated Indenture or the rights of the holders of the Junior Subordinated Debt Securities may be modified by Fund American and the Junior Subordinated Trustee with the consent of the holders of a majority in aggregate principal amount of the Junior Subordinated Debt Securities of each series affected by the modification then outstanding, subject to the consent of the holders of the preferred securities and the common securities of the Fund American Trust as required by its declaration of trust in the event that the Junior Subordinated Debt Securities are held as assets of the Fund American Trust prior to a security exchange, but no modification may be made without the consent of the holder of each outstanding Junior Subordinated Debt Security affected, subject to the consent of the holders of the preferred securities and the common securities of any Fund American Trust as required by its declaration of trust in the event that the Junior Subordinated Debt Securities are held as assets of the applicable Fund American Trust prior to a security exchange, which would:

      o change the maturity of any payment of principal of, or any premium on, or any installment of interest on any Junior Subordinated Debt Security;

      o reduce the principal amount of or the interest or any premium on any Junior Subordinated Debt Security;

      o change the method of computing the amount of principal of or interest on any date;

      o change any place of payment where, or the currency in which, any Junior Subordinated Debt Security or any premium or interest is payable;

      o impair the right to sue for the enforcement of any payment on or after the maturity thereof or, in the case of redemption or repayment, on or after the redemption date or the repayment date;

      o reduce the percentage in principal amount of the outstanding Junior Subordinated Debt Securities of any series, the consent of the holders of which is required for any modification of, or waiver of compliance with the provisions of, the Junior Subordinated Indenture or specific defaults and their consequences provided for in the indenture; or

      o modify any of the provisions of specific sections of the Junior Subordinated Indenture, including the provisions summarized in this section, except to increase any required consent percentage or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding Junior Subordinated Debt Security affected thereby.


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SATISFACTION AND DISCHARGE OF THE JUNIOR SUBORDINATED INDENTURE; DEFEASANCE

      The Junior Subordinated Indenture will generally cease to be of any further effect with respect to a series of Junior Subordinated Debt Securities if Fund American delivers all Junior Subordinated Debt Securities of that series, with limited exceptions, for cancellation to the Junior Subordinated Trustee or all Junior Subordinated Debt Securities of that series not previously delivered for cancellation to the Junior Subordinated Trustee have become due and payable or will become due and payable or called for redemption within one year, and Fund American has deposited with the Junior Subordinated Trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all the Junior Subordinated Debt Securities, no default with respect to the Junior Subordinated Debt Securities has occurred and is continuing on the date of the deposit, and the deposit does not result in a breach or violation of, or default under, the Junior Subordinated Indenture or any other agreement or instrument to which Fund American is a party.

      Fund American has a "legal defeasance option" under which it may terminate, with respect to the Junior Subordinated Debt Securities of a particular series, all of its obligations under the Junior Subordinated Debt Securities and the Junior Subordinated Indenture. In addition, Fund American has a "covenant defeasance option" under which it may terminate, with respect to the Junior Subordinated Debt Securities of a particular series, its obligations with respect to the Junior Subordinated Debt Securities under specified covenants contained in the Junior Subordinated Indenture. If Fund American exercises its legal defeasance option with respect to a series of Junior Subordinated Debt Securities, payment of the Junior Subordinated Debt Securities may not be accelerated because of an event of default. If Fund American exercises its covenant defeasance option with respect to a series of Junior Subordinated Debt Securities, payment of the Junior Subordinated Debt Securities may not be accelerated because of an event of default related to the specified covenants.

      Fund American may exercise its legal defeasance option or its covenant defeasance option with respect to the Junior Subordinated Debt Securities of a series only if:

      o Fund American deposits in trust with the Junior Subordinated Trustee cash or debt obligations of the United States of America or its agencies or instrumentalities for the payment of principal, premium and interest with respect to the Junior Subordinated Debt Securities to maturity or redemption;

      o Fund American delivers to the Junior Subordinated Trustee a certificate from a nationally recognized firm of independent public accountants expressing their opinion that the cash or debt obligations described above on deposit with the Junior Subordinated Trustee will provide cash sufficient to pay the principal, premium, and interest when due with respect to all the Junior Subordinated Debt Securities of that series to maturity or redemption;

      o 91 days pass after the deposit is made and during the 91-day period no default described in the fifth bullet point under "--Events of Default, Waiver and Notice of Default; Junior Subordinated Debt Securities in Foreign Currencies" above with respect to Fund American occurs that is continuing at the end of the period;

      o  no default has occurred and is continuing on the date of the deposit;

      o the deposit does not constitute a default under any other agreement binding on Fund American;


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      o  Fund American delivers to the Junior Subordinated Trustee an opinion of counsel to the effect that the trust resulting from the deposit does not constitute a regulated investment company under the Investment Company Act of 1940;

      o Fund American has delivered to the Junior Subordinated Trustee an opinion of counsel addressing specific Federal income tax matters relating to the defeasance; and

      o Fund American delivers to the Junior Subordinated Trustee an officers' certificate and an opinion of counsel stating that all conditions to the defeasance and discharge of the Junior Subordinated Debt Securities of that series have been complied with.

      The Junior Subordinated Trustee will hold in trust cash or debt obligations of the United States of America or its agencies or instrumentalities deposited with it as described above and will apply the deposited cash and the proceeds from deposited debt obligations of the United States of America or its agencies or instrumentalities to the payment of principal, premium, and interest with respect to the Junior Subordinated Debt Securities of the defeased series.

CONCERNING THE JUNIOR SUBORDINATED TRUSTEE

      The Junior Subordinated Trustee for the Junior Subordinated Debt Securities will be identified in the relevant prospectus supplement. In specific instances, Fund American or the holders of a majority of the then outstanding principal amount of the Junior Subordinated Debt Securities issued under an indenture may remove the Junior Subordinated Trustee and appoint a successor Junior Subordinated Trustee. The Junior Subordinated Trustee may become the owner or pledgee of any of the Junior Subordinated Debt Securities with the same rights, subject to conflict of interest restrictions, it would have if it were not the Junior Subordinated Trustee. The Junior Subordinated Trustee and any successor trustee must be a corporation organized and doing business as a commercial bank or trust company under the laws of the United States or of any state thereof, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to examination by Federal or state authority. Subject to applicable law relating to conflicts of interest, the Junior Subordinated Trustee may also serve as trustee under other indentures relating to Debt Securities or Junior Subordinated Debt Securities issued by White Mountains or its affiliated companies and may engage in commercial transactions with White Mountains and its affiliated companies. The initial Junior Subordinated Trustee under the Junior Subordinated Indenture is Bank One, National Association.

CERTAIN COVENANTS OF WHITE MOUNTAINS AND FUND AMERICAN APPLICABLE TO THE JUNIOR SUBORDINATED DEBT SECURITIES

      If Junior Subordinated Debt Securities are issued to a Fund American Trust in connection with the issuance of preferred securities by the Fund American Trust, each of White Mountains and Fund American covenants in the Junior Subordinated Indenture that, so long as the preferred securities of the Fund American Trust remain outstanding, it will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any shares of its common stock or preferred stock if at the time:

      o an event of default with respect to the Junior Subordinated Debt Securities has occurred;

      o White Mountains is in default with respect to its payment of any obligations under its guarantee of the preferred securities of the Fund American Trust; or

      o Fund American has given notice of its election to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of the Junior Subordinated Debt Securities and the period, or any extension thereof, is continuing.

      However, the foregoing restrictions will not apply to:

      o dividends, distributions, redemptions, purchases, acquisitions or payments made with capital stock;

      o any declaration or payment of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

      o payments of accrued dividends on preferred stock upon the redemption, exchange or conversion of any preferred stock as may be outstanding from time to time;

      o the purchase of fractional interests in shares of preferred stock upon the redemption, exchange or conversion of such preferred stock;

      o purchases or acquisitions of shares of common stock in connection with the satisfaction of obligations under any employee benefit plan or other contractual obligation; or

      o dividends, distributions, redemptions, purchases, acquisitions or payments as a result of a reclassification of capital stock or the exchange or conversion of one class or series capital stock for another class or series of capital stock.

      In addition, if Junior Subordinated Debt Securities are issued to a Fund American Trust in connection with the issuance of preferred securities of the Fund American Trust, for so long as the preferred securities of the Fund American Trust remain outstanding, Fund American has agreed:

      o to maintain directly, or indirectly through a wholly owned subsidiary, 100% ownership of the common securities of such Fund American Trust, provided, however, that any permitted successor of Fund American under the Junior Subordinated Indenture may succeed to Fund American's ownership of such common securities;

      o not to voluntarily terminate, windup or liquidate such Fund American Trust, except in connection with a distribution of Junior Subordinated Debt Securities to the holders of the preferred securities in liquidation of such Fund American Trust or in connection with certain mergers, consolidations or amalgamations permitted by the declaration of trust of such Fund American Trust; and

      o to use its reasonable best efforts, consistent with the terms and provisions of the declaration of trust of such Fund American Trust, to cause such Fund American Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes.


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SUBORDINATION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

      The Junior Subordinated Debt Securities will be subordinated and junior in right of payment to Fund American's other indebtedness to the extent set forth in the applicable prospectus supplement.

      The payment of the principal of, premium, if any, and interest on the Junior Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of Fund American's senior indebtedness and will rank equally with its trade creditors. No payment on account of principal of, premium, if any, or interest on the Junior Subordinated Debt Securities and no acquisition of, or payment on account of any sinking fund for, the Junior Subordinated Debt Securities may be made unless full payment of amounts then due for principal, premium, if any, and interest then due on all senior indebtedness by reason of the maturity thereof, by lapse of time, acceleration or otherwise, has been made or duly provided for in cash or in a manner satisfactory to the holders of the senior indebtedness. In addition, the Junior Subordinated Indenture provides that if a default has occurred giving the holders of the senior indebtedness the right to accelerate the maturity thereof, or an event has occurred which, with the giving of notice, or lapse of time, or both, would constitute an event of default, then unless and until that event has been cured or waived or has ceased to exist, no payment on account of principal, premium, if any, or interest on the Junior Subordinated Debt Securities and no acquisition of, or payment on account of a sinking fund for, the Junior Subordinated Debt Securities may be made. Fund American will give prompt written notice to the Junior Subordinated Trustee of any default under any senior indebtedness or under any agreement pursuant to which senior indebtedness may have been issued. Upon any distribution of Fund American's assets in connection with its dissolution, liquidation or reorganization, all senior indebtedness must be paid in full before the holders of the Junior Subordinated Debt Securities are entitled to any payments whatsoever. As a result of these subordination provisions, in the event of Fund American's insolvency, holders of the Junior Subordinated Debt Securities may recover ratably less than Fund American's senior creditors.

SUBORDINATION OF WHITE MOUNTAINS' GUARANTEE OF THE JUNIOR SUBORDINATED DEBT SECURITIES

      White Mountains' guarantee of the Junior Subordinated Debt Securities will be subordinated and junior in right of payment to White Mountains' other indebtedness to the extent set forth in the applicable prospectus supplement.

      The payment of the principal of, premium, if any, and interest on the Junior Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of White Mountains' senior indebtedness and will rank equally with its trade creditors. No payment on account of principal of, premium, if any, or interest on the Junior Subordinated Debt Securities and no acquisition of, or payment on account of any sinking fund for, the Junior Subordinated Debt Securities may be made unless full payment of amounts then due for principal, premium, if any, and interest then due on all senior indebtedness by reason of the maturity thereof, by lapse of time, acceleration or otherwise, has been made or duly provided for in cash or in a manner satisfactory to the holders of the senior indebtedness. In addition, the Junior Subordinated Indenture provides that if a default has occurred giving the holders of the senior indebtedness the right to accelerate the maturity thereof, or an event has occurred which, with the giving of notice, or lapse of time, or both, would constitute an event of default, then unless and until that event has been cured or waived or has ceased to exist, no payment on account of principal, premium, if any, or interest on the Junior Subordinated Debt Securities and no acquisition of, or payment on account of a sinking fund for, the Junior Subordinated Debt Securities may be made. White Mountains will give prompt written notice to the Junior Subordinated Trustee of any default under any senior indebtedness or under any agreement pursuant to which senior indebtedness may have been issued.


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

Upon any distribution of White Mountains' assets in connection with its dissolution, liquidation or reorganization, all senior indebtedness must be paid in full before the holders of the Junior Subordinated Debt Securities are entitled to any payments whatsoever. As a result of these subordination provisions, in the event of White Mountains' insolvency, holders of the Junior Subordinated Debt Securities may recover ratably less than White Mountains' senior creditors.

      For purposes of the description of the Junior Subordinated Debt Securities, the term senior indebtedness with respect to Fund American or White Mountains, as applicable, means the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the Junior Subordinated Indenture or incurred or created after the execution:

      o indebtedness for money borrowed including purchase money obligations with an original maturity in excess of one year, or evidenced by securities, notes, bankers' acceptances or other corporate Debt Securities or similar instruments other than the Junior Subordinated Debt Securities;

      o  obligations with respect to letters of credit;

      o indebtedness constituting a guarantee of indebtedness of others of the type referred to in the preceding two bullet points; or

      o renewals, extensions or refundings of any of the indebtedness referred to in the preceding three bullet points unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, the indebtedness or the renewal, extension or refunding thereof is not superior in right of payment to the Junior Subordinated Debt Securities.

                    DESCRIPTION OF TRUST PREFERRED SECURITIES

      Each Fund American Trust may issue, from time to time, only one series of preferred securities having terms described in the prospectus supplement relating thereto. The declaration of trust under which each Fund American Trust is formed will be replaced by an amended and restated declaration of trust, which will authorize the regular trustees of the Fund American Trust to issue on behalf of the Fund American Trust one series of preferred securities. Each amended and restated declaration of trust will be qualified as an indenture under the Trust Indenture Act. The preferred securities will have terms, including distributions, redemption, voting, liquidation rights and other preferred, deferred or other special rights or restrictions as will be set forth in the related amended and restated declaration of trust or made part of the declaration by the Trust Indenture Act. Reference is made to any prospectus supplement relating to the preferred securities of any Fund American Trust for specific terms, including:

      o  the specific designation of the preferred securities;

      o  the number of preferred securities issued by the Fund American Trust;

      o the annual distribution rate, or method of calculation of the rate, for preferred securities issued by the Fund American Trust, the date or dates upon which the distributions will be payable and the record date or dates for the payment of the distributions;

      o whether distributions on preferred securities issued by the Fund American Trust will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities issued by the Fund American Trust will be cumulative;

      o the amount or amounts which will be paid out of the assets of the Fund American Trust to the holders of preferred securities of the Fund American Trust upon voluntary or involuntary liquidation, dissolution, winding-up or termination of the Fund American Trust;

      o the obligation or right, if any, of the Fund American Trust to purchase or redeem preferred securities issued by the Fund American Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which preferred securities issued by the Fund American Trust will or may be purchased or redeemed, in whole or in part, pursuant to an obligation or right;

      o the voting rights, if any, of preferred securities issued by the Fund American Trust in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities, or of preferred securities issued by one or more Fund American Trusts, or of both, as a condition to specified actions or amendments to the declaration of the Fund American Trust;

      o the terms and conditions upon which the preferred securities may be convertible into or exchanged for Common Shares, Preference Shares, Debt Securities, Junior Subordinated Debt Securities, or indebtedness or other securities of any kind of White Mountains or Fund American; and

      o any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities issued by the Fund American Trust consistent with the declaration of the Fund American Trust or with applicable law.

      All preferred securities offered hereby will be guaranteed by White Mountains as and to the extent set forth below under "Description of Trust Preferred Securities Guarantees". Federal income tax considerations applicable to any offering of preferred securities will be described in the applicable prospectus supplement.

      In connection with any issuance of preferred securities, the applicable Fund American Trust will issue one series of common securities. The amended and restated declaration of the applicable Fund American Trust will authorize the regular trustees of the Fund American Trust to issue one series of common securities having terms including distributions, redemption, voting, liquidation rights or restrictions as set forth in the amended and restated declaration. The terms of the common securities issued by the Fund American Trust will be substantially identical to the terms of the preferred securities issued by the Fund American Trust. The common securities will rank equally with the preferred securities and payments on the common securities will be made on a pro rata basis with the preferred securities. However, if an event of default under the applicable amended and restated declaration of trust occurs and is continuing, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of the preferred securities. Generally, the common securities issued by a Fund American Trust will also carry the right to vote and to appoint, remove or replace any of the trustees of the Fund American Trust. All the common securities of a Fund American Trust will be owned by Fund American or its subsidiary.

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      As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, the payments will be sufficient to cover distributions and other payments due on the preferred securities primarily because the aggregate principal amount of Junior Subordinated Debt Securities held as trust assets will be equal to the sum of the aggregate stated liquidation amount of the preferred securities, and the interest rate and interest and other payment dates on the Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the preferred securities.

      If an event of default with respect to the amended and restated declaration of any Fund American Trust occurs and is continuing, then the holders of preferred securities of the Fund American Trust would rely on the enforcement by the property trustee (the "Property Trustee") of its rights as a holder of the Junior Subordinated Debt Securities deposited in the Fund American Trust against Fund American. In addition, the holders of a majority in liquidation amount of the preferred securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any power conferred upon the Property Trustee under the amended and restated declaration of trust, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the Junior Subordinated Debt Securities deposited in the Fund American Trust, any holder of the preferred securities may, to the extent permitted by applicable law, after a period of 60 days has elapsed from the holder's written request, institute a legal proceeding against Fund American and White Mountains to enforce the Property Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. If an event of default with respect to the amended and restated declaration of the Fund American Trust occurs and is continuing and the event is attributable to the failure of Fund American to pay interest or principal on the Junior Subordinated Debt Securities on the date the interest or principal is otherwise payable, or in the case of redemption, on the redemption date, then a holder of preferred securities of the Fund American Trust may also directly institute a proceeding for enforcement of payment to the holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the preferred securities held by the holder on or after the respective due date specified in the Junior Subordinated Debt Securities without first directing the Property Trustee to enforce the terms of the Junior Subordinated Debt Securities or instituting a legal proceeding against Fund American and White Mountains to enforce the Property Trustee's rights under the Junior Subordinated Debt Securities. In connection with a direct action, the rights of Fund American or White Mountains, as applicable, will be substituted for the rights of the holder of the preferred securities under the amended and restated declaration of trust to the extent of any payment made by Fund American or White Mountains, as applicable, to the holder of the preferred securities in a direct action. The holders of preferred securities of the Fund American Trust will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities unless the Property Trustee first fails to do so.

      Federal income tax considerations applicable to an investment in preferred securities will be described in the prospectus supplement relating thereto.

      The Property Trustee and its affiliates may provide customary commercial banking services to White Mountains and its subsidiaries and participate in various financing agreements of White Mountains in the ordinary course of their business. Initially, the Property Trustee is Bank One, National Association.

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              DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

      Set forth below is a summary of information concerning the guarantees (the "Guarantees") that will be executed and delivered from time to time by White Mountains for the benefit of the holders of preferred securities of the Fund American Trust. Each Guarantee will be separately qualified under the Trust Indenture Act and will be held by Bank One, National Association, acting in its capacity as guarantee trustee (the "Guarantee Trustee") with respect to the guarantee, for the benefit of holders of the preferred securities of the applicable Fund American Trust. The terms of each Guarantee will be set forth in the Guarantee or made part of the Guarantee by the Trust Indenture Act.

GENERAL

      Pursuant to each Guarantee, White Mountains will irrevocably and unconditionally agree, to the extent set forth in the guarantee, to pay in full, to the holders of the preferred securities issued by the applicable Fund American Trust, the guarantee payments, to the extent not paid by the Fund American Trust, regardless of any defense, right of set-off or counterclaim that the Fund American Trust may have or assert. The following distributions and other payments with respect to preferred securities issued by a Fund American Trust to the extent not made or paid by the Fund American Trust, will be subject to the Guarantee without duplication:

      o any accrued and unpaid distributions on the preferred securities, but only to the extent that in each case Fund American has made a payment to the Property Trustee of interest on the Junior Subordinated Debt Securities;

      o the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any preferred securities called for redemption by the Fund American Trust, but only to the extent that in each case Fund American has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the Fund American Trust as trust assets; and

      o upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Fund American Trust, other than in connection with the distribution of related Junior Subordinated Debt Securities to the holders of the preferred securities or the redemption of all the preferred securities upon the maturity or redemption of the Junior Subordinated Debt Securities, the lesser of:

         (1) the aggregate of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, to the extent the Fund American Trust has funds available, and

         (2) the amount of assets of the Fund American Trust remaining available for distribution to holders of the preferred securities upon liquidation of the Fund American Trust.

      White Mountains' obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by White Mountains to the holders of the applicable preferred securities or by causing the applicable Fund American Trust to pay the amounts to the holders.

      The Guarantee is a full and unconditional guarantee from the time of issuance of the applicable preferred securities, but the Guarantee covers distributions and other payments on the preferred securities only if and to the extent that Fund American has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the applicable Fund American Trust as trust assets. If Fund American does not make interest or principal payments on the Junior Subordinated Debt Securities deposited in the applicable Fund American Trust as trust assets, the Property Trustee will not make distributions on the preferred securities of the Fund American Trust and the Fund American Trust will not have the necessary funds available to make these payments.

      Fund American's obligations under the declaration for each Fund American Trust, the Guarantee issued with respect to preferred securities issued by the Fund American Trust, the Junior Subordinated Debt Securities purchased by the Fund American Trust, the Junior Subordinated Indenture and the Guarantee issued with respect to the Junior Subordinated Debt Securities in the aggregate will provide a full, irrevocable and unconditional guarantee on a subordinated basis by White Mountains of payments due on the preferred securities issued by the Fund American Trust. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the preferred securities.

CERTAIN COVENANTS OF WHITE MOUNTAINS

      In each Guarantee, White Mountains will covenant that, so long as any preferred securities issued by the applicable Fund American Trust remain outstanding, White Mountains will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution with respect to, any of its Common Shares or Preferred Shares, if at the time:

      o White Mountains will be in default with respect to its guarantee payments or other payment obligations under the Guarantee;

      o any event of default under the related amended and restated declaration of trust has occurred; or

      o Fund American has given notice of its election to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of the Junior Subordinated Debt Securities and the period, or any extension thereof, is continuing.

      However, the foregoing restrictions will not apply to:

      o dividends, distributions, redemptions, purchases, acquisitions or payments made with its capital stock;

      o any declaration or payment of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of shares under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

      o payments of accrued dividends on Preference Shares upon the redemption, exchange or conversion of any Preference Shares as may be outstanding from time to time;

      o the purchase of fractional interests in Preference Shares upon the redemption, exchange or conversion of such Preference Shares;

      o purchases or acquisitions of Common Shares in connection with the satisfaction of obligations under any employee benefit plan or other contractual obligation; or

      o dividends, distributions, redemptions, purchases, acquisitions or payments as a result of a reclassification of capital stock or the exchange or conversion of one class or series capital stock for another class or series of capital stock.

AMENDMENTS AND ASSIGNMENT

      Except with respect to any changes that do not adversely affect the rights of holders of the applicable preferred securities, in which case no consent will be required, each Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding preferred securities issued by the applicable Fund American Trust. The manner of obtaining any such approval of holders of the preferred securities will be set forth in an accompanying prospectus supplement. All guarantees and agreements contained in a Guarantee will bind the successors, assignees, receivers, trustees and representatives of White Mountains and will inure to the benefit of the holders of the preferred securities of the applicable Fund American Trust then outstanding. Except in connection with a consolidation, merger, conveyance, or transfer of assets involving White Mountains that is permitted under the Junior Subordinated Indenture, White Mountains may not assign its obligations under any Guarantee.

TERMINATION OF THE GUARANTEES

      Each Guarantee will terminate and be of no further force and effect as to the preferred securities issued by the Fund American Trust upon full payment of the redemption price of all preferred securities of the Fund American Trust, or upon distribution of the Junior Subordinated Debt Securities to the holders of the preferred securities of the Fund American Trust in exchange for all the preferred securities issued by the Fund American Trust, or upon full payment of the amounts payable upon liquidation of the Fund American Trust. Nevertheless, each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities issued by the Fund American Trust must restore payment of any sums paid under the preferred securities or the Guarantee.

STATUS OF THE GUARANTEES

      White Mountains' obligations to make the guarantee payments to the extent set forth in the applicable Guarantee will constitute an unsecured obligation of White Mountains and will rank subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of White Mountains and any guarantees, endorsements or other contingent obligations of White Mountains, except those made on an equal basis or subordinate by their terms, and senior to all capital stock issued by White Mountains and to any guarantee entered into by White Mountains in respect of any of its capital stock. White Mountains' obligations under each Guarantee will rank equally with each other Guarantee. Because White Mountains is a holding company, White Mountains' obligations under each Guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of White Mountains' subsidiaries, except to the extent that White Mountains is a creditor of the subsidiaries recognized as such. Each amended and restated declaration of trust will provide that each holder of preferred securities issued by the applicable Fund American Trust, by acceptance thereof, agrees to the subordination provisions and other terms of the related Guarantee.

      The guaranteed party may institute a legal proceeding directly against White Mountains to enforce its rights under a Guarantee without first instituting a legal proceeding against any other person or entity. Each Guarantee will be deposited with the Guarantee Trustee, to be held for the benefit of the holders of the preferred securities issued by the Fund American Trust. The Guarantee Trustee will enforce the Guarantee on behalf of the holders of the preferred securities. The holders of not less than a majority in aggregate liquidation amount of the preferred securities issued by the Fund American Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the related Guarantee, including the giving of directions to the Guarantee Trustee. If the Guarantee Trustee fails to enforce a Guarantee as above provided, any holder of preferred securities issued by the Fund American Trust may institute a legal proceeding directly against White Mountains to enforce its rights under the Guarantee, without first instituting a legal proceeding against the Fund American Trust, or any other person or entity. However, if White Mountains has failed to make a guarantee payment, a holder of preferred securities may directly institute a proceeding against White Mountains for enforcement of the holder's right to receive payment under the Guarantee. White Mountains waives any right or remedy to require that any action be brought first against the Fund American Trust or any other person or entity before proceeding directly against White Mountains.

MISCELLANEOUS

      White Mountains will be required to provide annually to the Guarantee Trustee a statement as to the performance by White Mountains of its obligations under each Guarantee and as to any default in the performance. White Mountains is required to file annually with the Guarantee Trustee an officer's certificate as to White Mountains' compliance with all conditions to be complied with by it under each Guarantee.

      The Guarantee Trustee, prior to the occurrence of a default, undertakes to perform only those duties as are specifically set forth in the applicable Guarantee and, after default with respect to a Guarantee, will exercise the same degree of care as a prudent individual would exercise under the circumstances in the conduct of his or her own affairs. Subject to that provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any holder of preferred securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby.

                              PLAN OF DISTRIBUTION

      Each Issuer may sell the securities being offered hereby in any one or more of the following ways:

      o  directly to investors;

      o  to investors through agents;

      o  to broker-dealers as principals;

      o through underwriting syndicates led by one or more managing underwriters as such Issuer may select from time to time;

      o  through one or more underwriters acting alone; or

      o  through a selling shareholder.

      If an underwriter or underwriters are utilized in the sale, the specific managing underwriter or underwriters with respect to the offer and sale of the offered securities are set forth on the cover of the prospectus supplement relating to such offered securities and the members of the underwriting syndicate, if any, are named in the prospectus supplement.

      Sales of the offered securities by underwriters may be in negotiated transactions, at a fixed offering price or at various prices determined at the time of sale. The prospectus supplement describes the method of reoffering by the underwriters. The prospectus supplement also describes the discounts and commissions to be allowed or paid to the underwriters, if any, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which the securities offered thereby will be listed.

      Each Issuer may authorize underwriters to solicit offers by certain institutions to purchase securities at the price set forth in the prospectus supplement pursuant to Delayed Delivery Contracts providing for payment and delivery at a future date.

      If any securities are sold pursuant to an Underwriting Agreement, the several underwriters will ordinarily agree, subject to the terms and conditions set forth therein to purchase all the securities offered by the accompanying prospectus supplement if any of such securities are purchased. In the event of default by any underwriter, in certain circumstances, the purchase commitments may be increased or the Underwriting Agreement may be terminated.

      Offers to purchase securities may be solicited directly by either of the Issuers or by agents designated by either Issuer from time to time. Any such agent, who may be deemed to be an underwriter as the term is defined in the Securities Act of 1933 (the "Act"), involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by either of the Issuers to such agent set forth, in a prospectus supplement. Any such agent will ordinarily be acting on a best efforts basis.

      If a broker-dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, the Issuers will sell such offered securities to the dealer, as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale.

      Agents, broker-dealers or underwriters may be entitled under agreements which may be entered into with an Issuer to indemnification or contribution by that Issuer in respect of certain civil liabilities, including liabilities under the Act, and may be customers of, engage in transactions with or perform services for that Issuer in the ordinary course of business.

      The place and time of delivery for the offered securities in respect of which this prospectus is delivered are set forth in the accompanying prospectus supplement.

      The offered securities may or may not be listed on a national securities exchange or a foreign securities exchange. The securities may not have an established trading market. No assurances can be given that there will be a market for the offered securities.

                                  LEGAL MATTERS

      Certain legal matters with respect to United States and New York law will be passed upon for us by Cravath, Swaine & Moore, New York, New York. Mr. George J. Gillespie, III, a director of White Mountains who holds 1,000 of our Common Shares, is a partner at Cravath, Swaine & Moore. The validity of the preferred securities of the Fund American Trusts under Delaware law will be passed upon for us by Richards, Layton & Finger P.A., Wilmington, Delaware. Certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters will be passed upon for the underwriters or agents, if any, by counsel to be named in the prospectus supplement.

                                     EXPERTS

      The consolidated financial statements and the related financial statement schedules of White Mountains Insurance Group, Ltd. and consolidated subsidiaries included in our Annual Report on Form 10-K for the year ended December 31, 2000, as well as the consolidated financial statements of White Mountains Insurance Group, Ltd. and consolidated subsidiaries included as an exhibit to that Form 10-K, have been audited by PricewaterhouseCoopers and PricewaterhouseCoopers LLP, each independent auditors, as to the two years in the period ended December 31, 2000 and KPMG LLP, independent auditors, as to the year ended December 31, 1998, as set forth in their reports thereon incorporated by reference in this prospectus. The consolidated financial statements of OneBeacon and its consolidated subsidiaries included as an exhibit to Form 8-K/A dated June 1, 2001 (filed June 25, 2001), have been audited by PricewaterhouseCoopers LLP, independent auditors, as to each of the three years ended December 31, 2000, as set forth in their report thereon incorporated by reference in this prospectus. The financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

                                                                                                            TOTAL(1)
                                                                                                            -----
Securities and Exchange Commission Registration Fee..............................................          $250,000
Trustee Fees and Expenses........................................................................            25,000
Printing.........................................................................................           100,000
Accounting Fees..................................................................................           150,000
Legal Fees.......................................................................................           450,000
Rating Agency Fees...............................................................................           200,000
Miscellaneous....................................................................................           100,000

(1) All amounts except the SEC filing fee are estimated. White Mountains will pay all expenses.


ITEM 15.          INDEMNIFICATION OF OFFICERS AND DIRECTORS.

   WHITE MOUNTAINS

   By-law 33 of the By-laws of White Mountains states:

         "(1) The Company shall indemnify its officers and directors to the fullest extent possible except as prohibited by the Act. Without limiting the foregoing, the Directors, Secretary and other Officers (such term to include, for the purposes of this Bye-law, any Alternate Director or any person appointed to any committee by the Board or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan)) and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted (actual or alleged) in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of which such person is, or may be, found guilty of fraud or dishonesty.

         (2) The Company may purchase and maintain insurance to protect itself and any Director, Officer or other person entitled to indemnification pursuant to this Bye-law to the fullest extent permitted by law.

         (3) All reasonable expenses incurred by or on behalf of any person entitled to indemnification pursuant to Bye-law 33(1) in connection with any proceeding shall be advanced to such person by the Company within twenty (20) business days after the receipt by the Company of a statement or statements from such person requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the expenses incurred by such person and, if required by law or requested by the Company at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of such person to repay the amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified against such expenses pursuant to this Bye-law.

         (4) The right of indemnification and advancement of expenses provided in this Bye-law shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Bye-law shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Bye-law and shall be applicable to proceedings commenced or continuing after the adoption of this Bye-law, whether arising from acts or omissions occurring before or after such adoption. Any repeal or modification of the foregoing provisions of this section shall not adversely affect any right or protection existing at the time of such repeal or modification".

      Reference is made to Section 98 of the Bermuda Companies Act of 1981 (the "Act"). The Act provides that a company may, in its bye-laws or in any contract or arrangement between the company and any officer or person employed as an auditor, exempt such officer or person from, or indemnify him in respect of, any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the company or any subsidiary thereof.

      The Act further provides that any provision, whether contained in the bye-laws of a company or in any contract or arrangement between the company and any officer or person employed as an auditor, exempting such officer or person from or indemnifying him against any liability which by virtue of any rule of law would otherwise attach to him in respect of any fraud or dishonesty of which he may be guilty in relation to the company shall be void; provided, however, that

      (a) nothing in Section 98 of the Act shall operate to deprive any person of any exemption or right to be indemnified in respect of anything done or omitted to be done while any such provision was in force; and

      (b) notwithstanding anything in Section 98 of the Act, a company may, in pursuance of any such provision as aforesaid, indemnify any such officer or auditor against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when relief is granted to him by the Supreme Court under Section 281 of the Act.


FUND AMERICAN

                  Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Under Section 145(b) of the DGCL, such eligibility for indemnification may be further subject to the adjudication of the Delaware Court of Chancery.

                  The articles of incorporation and by-laws of Fund American provides that Fund American indemnifies its officers and directors to the maximum extent allowed by Delaware law.

                  Furthermore, Section 102(b)(7) of the DGCL provides that a corporation may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: for any breach of the director's duty of loyalty to the corporation or its stockholders; for acts or omissions not in good faith or which involve intensional misconduct or a knowing violation of law; under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or for any transaction from which the director derived an improper personal benefit. Fund American eliminates such personal liability of its directors under such terms.


INDEMNIFICATION OF TRUSTEES OF THE FUND AMERICAN TRUSTS.

                  The amended and restated declaration of trust of each Fund American Trust will provide that no regular trustee, or affiliate of any regular trustee, or officer, director, shareholder, member, partner, employee, representative or agent of any regular trustee or of any such affiliate, or employee or agent of the applicable Fund American Trust or its affiliates, each an "Indemnified Person", shall be liable, responsible or accountable in damages or otherwise to such Fund American Trust or any employee or agent of such Fund American Trust or its affiliates for any loss, damage or claim incurred by reason or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Fund American Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such declaration of trust or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such act or omission. Each amended and restated declaration of trust will also provide that to the fullest extent permitted by applicable law, Fund American shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the applicable Fund American Trust and in a manner such Indemnified Person reasonably believe to be within the scope of authority conferred on such Indemnified Person by such declaration of trust, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such act or omission. Each amended and restated declaration of trust will further provide that, to the fullest extent permitted by applicable law, expenses, including legal fees, incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Fund American prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by such declaration of trust.

ITEM 16.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 (a)  Exhibits

      1.1     Form of Underwriting Agreement (preference shares).*
      1.2     Form of Underwriting Agreement (debt).*
      1.3     Form of Underwriting Agreement (preferred securities).**
      3.1 Articles of Incorporation of Fund American Companies, Inc., as amended.*
      3.2     By-laws of Fund American Companies, Inc.*
      4.1     Form of Senior Indenture.*
      4.2 Form of Senior Debt Security (included in Form of Senior Indenture filed as Exhibit 4.1).
      4.3     Form of Subordinated Indenture.*
      4.4 Form of Subordinated Debt Security (included in Form of Subordinated Indenture filed as Exhibit 4.3).
      4.5     Form of Junior Subordinated Indenture.*
      4.6 Form of Junior Subordinated Debt Security (included in Form of Junior Subordinated Indenture filed as Exhibit 4.5).
      4.7     Certificate of Trust of Fund American Trust I.*
      4.8     Certificate of Trust of Fund American Trust II.*
      4.9     Certificate of Trust of Fund American Trust III.*
      4.10    Declaration of Trust of Fund American Trust I.*
      4.11    Declaration of Trust of Fund American Trust II.*
      4.12    Declaration of Trust of Fund American Trust III.*
      4.13 Form of Amended and Restated Declaration of Trust of Fund American Trust I.*
      4.14 Form of Amended and Restated Declaration of Trust of Fund American Trust II.*
      4.15 Form of Amended and Restated Declaration of Trust of Fund American Trust III.*
      4.16 Form of Preferred Security of Fund American Trust I (included in Form of Amended and Restated Declaration of Trust of Fund American Trust I filed as Exhibit 4.13).
      4.17 Form of Preferred Security of Fund American Trust II (included in Form of Amended and Restated Declaration of Trust of Fund American Trust II filed as Exhibit 4.14).
      4.18 Form of Preferred Security of Fund American Trust III (included in Form of Amended and Restated Declaration of Trust of Fund American Trust III filed as Exhibit 4.15).
      4.19    Form of Guarantee of Preferred Securities of Fund American Trust
              I.*
      4.20    Form of Guarantee of Preferred Securities of Fund American Trust
              II.*
      4.21    Form of Guarantee of Preferred Securities of Fund American Trust
              III.*
      5.1     Opinion of Cravath, Swaine & Moore (to be filed by amendment).
      5.2     Opinion of Conyers Dill & Pearman (to be filed by amendment).
      5.3     Opinion of Richards, Layton & Finger (to be filed by amendment).
      12.1 Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.*
      23.1    Consent of PricewaterhouseCoopers.*
      23.2    Consent of PricewaterhouseCoopers LLP.*
      23.3    Consent of KPMG LLP.*
      23.4    Consent of Cravath, Swaine & Moore (contained in Exhibit 5.1).
      23.5    Consent of Conyers Dill & Pearman (contained in Exhibit 5.2).
      23.6    Consent of Richards, Layton & Finger (contained in Exhibit 5.3).
      24.1    Powers of Attorney (included on signature pages).
      25.1 Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Senior Indenture.*
      25.2 Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Subordinated Indenture.*
      25.3 Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Junior Subordinated Indenture.*

      25.4 Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Declaration of Trust of Fund American Trust I.*
      25.5 Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Declaration of Trust of Fund American Trust II.*
      25.6 Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Declaration of Trust of Fund American Trust III.*
      25.7 Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Guarantee of Preferred Securities of Fund American Trust I.*
      25.8 Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Guarantee of Preferred Securities of Fund American Trust II.*
      25.9 Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Guarantee of Preferred Securities of Fund American Trust III.*

----------------
*     Filed herewith

**    To be filed by subsequent Form 8-K.

ITEM 17.          UNDERTAKINGS.

      (a)       The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
                Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      (e)       The undersigned registrant hereby undertakes that:

                (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hanover, State of New Hampshire, on November 8, 2001.

                                   WHITE MOUNTAINS INSURANCE GROUP,
                                   LTD.

                                   By:  /s/  J. BRIAN PALMER
                                        ----------------------------------------
                                        J. Brian Palmer
                                        Chief Accounting Officer

                                POWER OF ATTORNEY

      We, the undersigned officers and directors of White Mountains Insurance Group, Ltd. hereby severally constitute K. Thomas Kemp and Gordon S. Macklin, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or to any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and generally to do all such things in our names and in our capacities as officers and directors to enable White Mountains Insurance Group, Ltd. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                SIGNATURE                                     TITLE                             DATE
                ---------                                     -----                             ----

/s/         RAYMOND BARRETTE                                    Director                   November 8,  2001
-----------------------------------------
            Raymond Barrette

/s/        DENNIS P. BEAULIEU                      Corporate Secretary and Treasurer       November 8,  2001
-----------------------------------------            (Principal Financial Officer)
           Dennis P. Beaulieu

/s/           JOHN J. BYRNE                                     Chairman                   November 8,  2001
-----------------------------------------
              John J. Byrne

/s/         PATRICK M. BYRNE                                    Director                   November 8,  2001
-----------------------------------------
            Patrick M. Byrne

/s/       HOWARD L. CLARK, JR.                                  Director                   November 8,  2001
-----------------------------------------
          Howard L. Clark, Jr.

/s/         ROBERT P. COCHRAN                                   Director                   November 8,  2001
-----------------------------------------
            Robert P. Cochran

/s/          STEVEN E. FASS                                     Director                   November 8,  2001
-----------------------------------------
             Steven E. Fass

/s/     GEORGE J. GILLESPIE, III                                Director                   November 8,  2001
-----------------------------------------
        George J. Gillespie, III

/s/         JOHN D. GILLESPIE                                   Director                   November 8,  2001
-----------------------------------------
            John D. Gillespie


                                      II-7


                SIGNATURE                                     TITLE                             DATE
                ---------                                     -----                             ----

/s/          K. THOMAS KEMP                              Director and President            November 8,  2001
----------------------------------------             (Principal Executive Officer)
             K. Thomas Kemp

/s/         GORDON S. MACKLIN                         Director and Deputy Chairman         November 8,  2001
-----------------------------------------
            Gordon S. Macklin

/s/          FRANK A. OLSON                                     Director                   November 8,  2001
-----------------------------------------
             Frank A. Olson

/S/          J. BRIAN PALMER                            Chief Accounting Officer           November 8,  2001
-----------------------------------------            (Principal Accounting Officer)
             J. Brian Palmer

/s/        JOSEPH S. STEINBERG                                  Director                   November 8,  2001
-----------------------------------------
           Joseph S. Steinberg

/s/           ARTHUR ZANKEL                                     Director                   November 8,  2001
-----------------------------------------
              Arthur Zankel


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on November 8, 2001.

                                        FUND AMERICAN COMPANIES, INC.

                                        By:/s/ JAMES J. RITCHIE
                                           -------------------------------------
                                           Name: James J. Ritchie
                                           Title: Managing Director and
                                                  Chief Financial Officer

                                POWER OF ATTORNEY

      We, the undersigned officers and directors of Fund American Companies, Inc. hereby severally constitute Raymond Barrette and John J. Byrne, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or to any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and generally to do all such things in our names and in our capacities as officers and directors to enable Fund American Companies, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                                              TITLE                           DATE
          ---------                                              -----                           ----

/s/         RAYMOND BARRETTE                             Director and President            November 8,  2001
-----------------------------------------
            Raymond Barrette

/s/           JOHN J. BYRNE                                   Director and                 November 8,  2001
-----------------------------------------               Chief Executive Officer
              John J. Byrne

/s/         JOHN D. GILLESPIE                        Director and Managing Partner         November 8,  2001
-----------------------------------------
            John D. Gillespie

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, each of Fund American Trust I, Fund American Trust II and Fund American Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusets, on November 8, 2001.

                                          FUND AMERICAN TRUST I,
                                          a Delaware business trust

                                          By:  Fund American Companies, Inc.,
                                               as Depositor

                                          By: /s/ JAMES J. RITCHIE
                                             -----------------------------------
                                                James J. Ritchie
                                                Managing Director and
                                                Chief Financial Officer

                                          FUND AMERICAN TRUST II,
                                          a Delaware business trust

                                          By:  Fund American Companies, Inc.,
                                               as Depositor

                                          By: /s/ JAMES J. RITCHIE
                                             -----------------------------------
                                                James J. Ritchie
                                                Managing Director and
                                                Chief Financial Officer

                                          FUND AMERICAN TRUST III,
                                          a Delaware business trust

                                          By:  Fund American Companies, Inc.,
                                               as Depositor

                                          By: /s/ JAMES J. RITCHIE
                                             -----------------------------------
                                                James J. Ritchie
                                                Managing Director and
                                                Chief Financial Officer